UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

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DUPONT FABROS TECHNOLOGY, INC.

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1212 New York Avenue, NW, Suite 900

Washington, DC 20005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of DuPont Fabros Technology, Inc. (the “Company,” “we,” “our” or “us”) on May 25, 2011, at 9:00 a.m., Eastern time, at the Embassy Suites Dulles North, 44610 Waxpool Road, Ashburn, VA 20147, to consider and take action on the following:

1.	To elect seven members to the Board of Directors for a term of one year each;

2.	To approve our 2011 Equity Incentive Plan;

3.	To hold an advisory vote on our executive compensation;

4.	To hold an advisory vote on the frequency of say-on pay votes;

5.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 28, 2011, as the record date for determining the stockholders entitled to notice of and to vote at our Annual Meeting. Only stockholders of record as of the close of business on March 28, 2011, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. You may vote by mail by completing and returning the enclosed proxy in the envelope provided. Please see the attached Proxy Statement for more details on how you can vote.

The Board of Directors appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please complete, sign, date and return the enclosed proxy card to vote your shares by mail. If you attend the Annual Meeting, you may revoke your proxy and vote in person. Your proxy is revocable in accordance with the procedures set forth in this Proxy Statement.

By order of the Board of Directors,

Lammot J. du Pont

Executive Chairman of the Board

Washington, DC

April 4, 2011

DUPONT FABROS TECHNOLOGY, INC.

1212 New York Avenue, NW, Suite 900

Washington, DC 20005

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

We have furnished this Proxy Statement to you in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Embassy Suites Dulles North, 44610 Waxpool Road, Ashburn, VA 20147, on May 25, 2011, at 9:00 a.m., Eastern time, and at any adjournment and postponement thereof. Our Board of Directors requests that you allow your shares to be represented and voted at the Annual Meeting by the proxy holders named on the enclosed card. This Proxy Statement and the accompanying proxy card were first sent to stockholders on or about April 14, 2011.

The mailing address of our principal executive offices is 1212 New York Avenue, NW, Suite 900, Washington, DC 20005. We maintain an internet website at www.dft.com. Information at or connected to our website is not and should not be considered part of this Proxy Statement.

We will bear the costs of this solicitation, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulation of proxies received. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, for no additional compensation, by telephone, personal interviews or otherwise. We have requested banks, brokers or other nominees and fiduciaries to forward the proxy materials to beneficial owners of our common stock and to obtain authorization for the execution of proxies. We will reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners upon request.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that there has been no change in the information set forth since the date of this Proxy Statement.

Purposes of the Annual Meeting

What items will be voted on at the Annual Meeting?

Stockholders will vote on five items at the Annual Meeting:

•	The election to the Board of the seven nominees named in this Proxy Statement (Proposal 1);

•	Approval of our 2011 Equity Incentive Plan (Proposal 2);

•	An advisory vote on executive compensation (Proposal 3);

•	An advisory vote on the frequency of say-on-pay votes (Proposal 4); and

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Proposal 5).

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board (Proposal 1);

•	“FOR” approval of our 2011 Equity Incentive Plan (Proposal 2);

•	“FOR” the proposal regarding an advisory vote on executive compensation (Proposal 3);

•	“1 YEAR” for the proposal regarding an advisory vote on the frequency of say-on-pay votes (Proposal 4); and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Proposal 5).

VOTING

Who may vote at the Annual Meeting?

Each share of our common stock has one vote on each matter. Only stockholders of record as of the close of business on March 28, 2011 (the “Record Date”) are entitled to receive the Notice of Annual Meeting of Stockholders (the “Notice”), to attend and to vote at the Annual Meeting. As of the Record Date, there were 60,935,113 shares of our common stock issued and outstanding.

Holders of our 7.875% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”) and 7.625% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”) are not entitled to receive the Notice, to attend or to vote at the Annual meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

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Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, LLC, you are considered the stockholder of record with respect to those shares, and the Notice and this Proxy Statement were sent directly to you by Computershare Investor Services.

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Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice and this Proxy Statement were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form” provided to you by the organization that holds your shares.

If I am a stockholder of record of the Company’s shares, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

•	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found on the vote instruction form included with the Notice.

•	By Telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

•	By Mail. You may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

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In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you either:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

Then the proxy holders will vote your shares (i) in the manner recommended by the Board on all matters presented in this Proxy Statement, and (ii) as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Proposal 5) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters and, therefore, no broker non-votes are expected to exist in connection with Proposal 5.

The election of directors (Proposal 1), the approval of our 2011 Equity Incentive Plan (Proposal 2), the advisory vote on executive compensation (Proposal 3) and the advisory vote on the frequency of say-on-pay votes (Proposal 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on these non-routine matters and, therefore, Proposals 1, 2, 3, and 4 may receive broker non-votes.

What is the voting requirement to approve each of the proposals?

For Proposal 1, the seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. There is no cumulative voting in the election of directors. Votes withheld shall have no legal effect.

Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting, provided that the total votes cast on the proposal represents over 50% in interest of all shares of our common stock entitled to vote on the proposal.

Approval of Proposals 3, 4 and 5 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the approval of any other business that may properly come before the Annual Meeting.

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote on any matter. For purposes of the vote on Proposal 2, however, broker non-votes and abstentions will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all shares of our common stock entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote.

Can I change my vote after I have voted?

Stockholders of Record. If you hold shares of our common stock in your own name as a holder of record, you may revoke a previously granted proxy at any time before it is exercised at our Annual Meeting by taking any of the following actions:

•	notifying our Secretary in writing that you would like to revoke your proxy;

•	completing a proxy card with a later date and by returning it to us at or before our Annual Meeting; or

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attending our Annual Meeting and voting in person. Note, however, that your attendance at our Annual Meeting, by itself, will not revoke a proxy that you have already returned to us; you must also vote your shares in person at our Annual Meeting to revoke an earlier proxy.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you must contact the organization that holds your shares to receive instructions as to how you may revoke your proxy instructions.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at seven. The seven persons named below, each of whom currently serves on our Board, have been nominated to serve on the Board of Directors until our 2012 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The Board of Directors has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve if elected. A vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is necessary for the election of a director. There is no cumulative voting in the election of directors.

Below we identify and describe the key experience, qualifications and skills that we believe are necessary for one or more of our directors to possess and are important in light of our business. Each director’s experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in his nomination are included in his individual biography.

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Leadership experience. We believe that directors with experience in significant leadership positions over an extended period provide us with important insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to produce growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit us.

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Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success. We seek to have at least one director who qualifies as an audit committee financial expert, and we expect all of our directors to be financially knowledgeable.

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Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the real estate industry and with real estate investment trusts, or REITs, given the numerous operating and structural requirements under the Internal Revenue Code’s rules and related regulations with which REITs must comply.

The Nominating and Corporate Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director candidates. A director candidate’s background and personal experience, however, is a significant element of the Nominating and Corporate Governance Committee’s candidate identification and evaluation process to help ensure that the Board remains sensitive and responsive to the needs and interests of our customers, stockholders and other stakeholders.

Nominees for Election as Directors

The table below sets forth the names and biographical information of each of the directors nominated for election at the Annual Meeting.

Name	Principal Occupation	Director Since	Age
Lammot J. du Pont	Executive Chairman of the Board of the Company	2007	44
Hossein Fateh	President and Chief Executive Officer of the Company	2007	43
Michael A. Coke	President and Chief Financial Officer of Terreno Realty Corporation	2007	43
Thomas D. Eckert	President and Chief Executive Officer of Capital Automotive Real Estate Services, Inc.	2007	63
Frederic V. Malek	Chairman of Thayer Capital Partners and Thayer Lodging Group	2007	74
John T. Roberts, Jr.	Retired President of AMB Capital Partners LLC	2011	47
John H. Toole	Partner with Cooley Godward Kronish LLP	2007	70

Lammot J. du Pont, the co-founder of our Company, has served as Executive Chairman of our Board and as a director since our inception. In 1997, Mr. du Pont, along with Mr. Fateh, co-founded a real estate development company. From April 1995 to April 1996, Mr. du Pont held the position of Special Assistant, Capital Markets Regulatory Reform Project, with the Center for Strategic and International Studies (CSIS). From March 1993 to April 1995, he held the position of Full Committee Staff Member with the U.S. House of Representatives (Committee on Banking & Financial Services). Mr. du Pont earned his B.A. in Economics from Williams College and his M.B.A. from Georgetown University.

As one of two management representatives on our Board, Mr. du Pont provides an insider’s perspective in Board discussions about our business and strategic direction and has experience in all aspects of our business. Mr. du Pont has significant experience in the real estate and data center industries. Prior to our initial public offering, or IPO, through a variety of entities, he and Mr. Fateh acquired, developed, leased and managed many of our current operating properties. Mr. du Pont has extensive experience in real estate development and, through entities unrelated to us, continues to manage the acquisition, development, leasing and management of various non-data center real estate assets.

Hossein Fateh, the co-founder of our Company, has served as our President and Chief Executive Officer and as a director since our inception. In 1997, Mr. Fateh, along with Mr. du Pont, co-founded a real estate development company. From 1990 to 1997, Mr. Fateh was Vice President of a broad-based Washington, D.C. real estate development company. Mr. Fateh earned his bachelor’s degree in Business Administration, and Masters of Science in Finance, from George Washington University.

As one of two management representatives on our Board, Mr. Fateh provides an insider’s perspective in Board discussions about our business and strategic direction and has experience in all aspects of our business. Mr. Fateh has significant experience in the real estate and data center industries. As discussed above, he and Mr. du Pont acquired, developed, leased and managed many of our current operating properties prior to our IPO. Mr. Fateh has extensive experience in real estate acquisition, development, leasing, financing and sales and, through entities unrelated to us, continues to manage the acquisition, development, leasing and management of various non-data center real estate assets.

Michael A. Coke has served on our Board of Directors since completion of our IPO in October 2007. Since February 2010, Mr. Coke has served as the President, Chief Financial Officer and a director of Terreno Realty Corporation, which acquires and manages industrial real estate. From September 2007 to February 2010, Mr. Coke served as the managing partner of Terreno Capital Partners LLC, a real estate investment management firm. From January 1999 to March 2007, Mr. Coke served as chief financial officer of AMB Property Corporation, a leading global developer, owner and operator of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. While at AMB, Mr. Coke also served as executive vice president until May 2007, and was AMB’s chief accounting officer from 1998 until January 2007. From October 2005 to May 2007, Mr. Coke served as President and Chief Executive Officer of IAT Aviation Facilities, Inc., a listed Canadian Income Trust. Prior to AMB, Mr. Coke spent seven years with Arthur Andersen LLP, where he most recently served as an audit manager. Mr. Coke received a bachelor’s degree in business administration and accounting from California State University at Hayward. He is a former Certified Public Accountant.

Mr. Coke has extensive leadership, finance and industry experience. Mr. Coke has extensive leadership experience as an executive officer of large, complex, publicly-traded organizations. Mr. Coke was a member of AMB’s Investment Committee and was responsible for capital markets, accounting, tax, information systems, dispositions, valuations, risk management and financial planning groups totaling more than 130 officers and associates in five countries. At Arthur Andersen, he primarily served public and private real estate companies, including several publicly-traded REITs, and specialized in real estate auditing and accounting, mergers, initial public offerings and business acquisition due diligence. Mr. Coke’s valuable financial expertise, combined with his experience as the chief financial officer of public companies, allow him to provide experienced leadership of our audit committee.

Thomas D. Eckert has served on our Board of Directors since completion of our IPO in October 2007. Since December 2005, he has served as the President and Chief Executive Officer of Capital Automotive Real Estate Services, Inc., which owns and manages net-leased real estate used primarily by large automotive retailers and is the operating affiliate of the private entity that acquired Capital Automotive REIT. In October 1997, Mr. Eckert co-founded Capital Automotive REIT and, from 1997 through its acquisition by Capital Automotive Real Estate Services in December 2005, served as its President and Chief Executive Officer. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, a leading homebuilding firm, serving from 1994 to 1997 as President of Pulte’s Mid-Atlantic Region. From 1970 to 1978, Mr. Eckert was a Certified Public Accountant with Arthur Andersen LLP. Mr. Eckert earned his Bachelor of Business Administration from the University of Michigan.

Mr. Eckert is an experienced board member, currently serving as Chairman of the board of directors of The Munder Funds, a mutual fund group, and as a trustee of Chesapeake Lodging Trust, an investment company organized focused primarily on upper upscale hotels in major business, airport and convention markets. Mr. Eckert formerly served on the boards of Capital Automotive REIT, Fieldstone Investment Corporation and the National Association of Real Estate Investment Trusts. Mr. Eckert’s finance and real estate-related industry experience, and his leadership experience as chief executive officer of large, complex organizations, provides our Board with valuable expertise in these areas.

Frederic V. Malek has served on our Board of Directors since completion of our IPO in October 2007. In 1992, Mr. Malek founded and has since served as the Chairman of Thayer Capital Partners, a Washington DC-based merchant bank. In 1991, Mr. Malek founded and has since served as the Chairman of Thayer Lodging Group, a hotel investment company. From 1989 to 1992, he served as President, Co-Chief Executive Officer and Vice Chairman of Northwest Airlines. From 1981 to 1998, he served as President of Marriott Hotels. Mr. Malek earned his B.S. from the United States Military Academy at West Point and earned his M.B.A. from the Harvard Business School.

Mr. Malek has extensive leadership, finance and industry experience. Mr. Malek is an experienced board member who currently serves on the board of CB Richard Ellis Group, Inc., a commercial real estate services firm. Mr. Malek formerly served on the boards of four other large, complex organizations: Northwest Airlines; FPL Group, Inc., which generates, transmits, distributes and sells electric energy in Florida; Federal National Mortgage Association, a government-sponsored enterprise that supports liquidity, stability and affordability in the secondary mortgage market; and Automatic Data Processing, Inc., a provider of human resource, payroll, tax and benefits administration solutions. Mr. Malek’s service on a number of boards of directors has provided him valuable insight in addressing governance issues and the necessary experience to serve as our lead independent director.

John T. Roberts, Jr. has served on our Board of Directors since February 2011. From 1997 to 2010, Mr. Roberts served in various positions with AMB Property Corporation, a leading global developer, owner and operator of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. From 1999 to 2010, he served as President of AMB Capital Partners LLC, which is a subsidiary of AMB Property Corporation that is responsible for AMB’s global private capital ventures, and, from 1997 to 1999, he served as the Senior Vice President/Director of Capital Markets of AMB Capital Partners LLC. Mr. Roberts received a bachelor’s degree in political science and international relations from Tulane University and a master of business administration from the University of Chicago Booth School of Business.

Mr. Roberts has extensive leadership, finance and industry experience. In his prior roles with AMB Property Corporation, Mr. Roberts gained extensive leadership experience as an executive officer of a large, complex, publicly-traded organization engaged in the real estate industry. In addition, while at AMB, Mr. Roberts was the chairman of AMB’s Investment Committee and a member of its Executive Committee, and he was responsible for directing the formation, structuring and capital raising for AMB’s private capital ventures globally. We believe that Mr. Roberts’ leadership experience as an executive officer of a large, complex organization provides our Board with valuable expertise in these areas.

John H. Toole has served on our Board of Directors since completion of our IPO in October 2007. Since 2000, Mr. Toole has been a partner with the law firm Cooley Godward Kronish LLP, where he practices real estate and business law. He is active in the National Association for Industrial and Office Properties (NAIOP) and served as a member of its national Board of Directors from 2002 to 2008. Mr. Toole earned his B.S from the McIntire School of Commerce, University of Virginia and his J.D. from Washington College of Law, American University. He is admitted to practice law in Virginia and the District of Columbia.

Mr. Toole’s law practice consists of representing owners, developers, investors and users of various types of commercial real estate in acquisitions, dispositions, leasing and construction, and various types of real estate-related financing transactions. We believe that Mr. Toole’s expansive real estate-related industry experience and legal perspective provides our Board with valuable expertise in these areas.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of Our Board of Directors

Our Bylaws and Corporate Governance Guidelines and the listing standards of the New York Stock Exchange, or NYSE, require that a majority of our directors be independent. Our Board of Directors has adopted categorical standards to assist it in evaluating the independence of each of the directors. The guidelines include, and either meet or exceed, the independence requirements of the NYSE listing standards and are available on our website at www.dft.com/investor_relations/.

Under the director independence guidelines, the Board must affirmatively determine that a director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. To facilitate this determination, each director annually completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Nominating and Corporate Governance Committee and Board with relevant facts and circumstances of any relationship bearing on independence of a director or nominee that are outside the categories permitted under the director independence guidelines. The categorical standards describe various types of relationships that could potentially exist between a board member and the Company and set thresholds at which such relationships would be deemed to be material.

Based on these criteria, our Board of Directors has affirmatively determined that each of Michael A. Coke, Thomas D. Eckert, Frederic V. Malek and John T. Roberts, Jr. is independent under our Corporate Governance Guidelines, director independence guidelines and NYSE listing standards. We presently have seven directors, including these four independent directors.

Our Board of Directors has established standing committees to assist it in the discharge of its responsibilities. The principal responsibilities of each committee are described below. Actions taken by any committee of our Board of Directors are reported to the Board, usually at the meeting following such action.

Board Leadership Structure

Since our inception in 2007, the roles of Chairman and Chief Executive Officer have been separate, in large part due to the desire of each of our two founders, Messrs. du Pont and Fateh, to have a leadership role on the executive management team, particularly considering each founder’s significant equity stake in the Company and their respective roles with our predecessor entities. Our Board of Directors continues to believe that our current leadership structure, including separate Chairman and Chief Executive Officer positions, is appropriate at the present time. Messrs. du Pont and Fateh each serving in a leadership role on our executive management team through the positions of Executive Chairman and President and Chief Executive Officer, respectively, allows both of our founders to bring key business issues and stockholder interests to the attention of our Board of Directors, while also leading the management of our company, which is beneficial to us given their in-depth understanding of our company and our business. To supplement the role of Chairman, we rely on a lead independent director, Frederic V. Malek, who meets periodically with the non-management members of our Board.

Risk Oversight

Our Board of Directors is actively involved in overseeing risk management. This oversight is conducted primarily through committees of the Board. The Board periodically receives full reports from each committee chair regarding the committee’s considerations and actions. In addition to receiving information from its committees, the Board receives updates directly from members of management. In particular, Messrs. du Pont and Fateh, due to their management positions, are able to frequently communicate with other members of our management and update the Board on the important aspects of our day-to-day operations. The full Board also oversees strategic and operational risks.

The Audit Committee oversees our risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee also monitors risks arising from related person transactions. The Audit Committee meets with the audit partner of the firm that conducts the review of internal controls over financial reporting to discuss the annual audit plan and any issues that such partner believes warrant attention.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees and has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us.

The Nominating and Corporate Governance Committee oversees risks related to our governance structure and processes.

Executive Sessions of Our Non-Management Directors

The non-management directors of our Board of Directors meet from time to time in executive sessions that exclude members of the management team. The non-management directors of our Board of Directors held four executive sessions during 2010. Our lead independent director presides over all meetings of non-management directors. During these meetings, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. The Board of Directors has appointed Frederic V. Malek to serve as the lead independent director to serve until the 2012 annual meeting of stockholders. Stockholders and other interested persons may contact the lead independent director in writing by mail c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, Attention: Frederic V. Malek.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our reports filed with the Securities and Exchange Commission (“SEC”) and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Only our Audit Committee will be able to approve any waiver of the code of business conduct and ethics for our executive officers or directors, and we will disclose any such waiver promptly. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on our website at www.dft.com, under the section, “Investor Relations, Governance Documents.”

Policy Regarding Stockholder Rights Plans

We recently amended our Corporate Governance Guidelines to include a policy regarding stockholder rights plans. This policy provides that we will not adopt a stockholder rights plan unless our stockholders approve, in advance, the adoption of such a plan or unless our stockholders ratify the adoption of such a plan within 12 months following its adoption by our Board of Directors. If our stockholders do not ratify a plan adopted by our Board of Directors within this 12 month period, the plan will be terminated upon expiration of this period.

Availability of Corporate Governance Materials

Stockholders may view our corporate governance materials, including the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.dft.com, and these documents are available in print to any stockholder upon request by writing to DuPont Fabros Technology, Inc., 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, Attention: Richard A. Montfort, Jr., Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Director Nominations

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of our Board of Directors performs the functions of a nominating committee. The Nominating and Corporate Governance Committee’s charter describes the committee’s responsibilities, including identifying, reviewing, evaluating and recommending director candidates for nomination by our Board of Directors. Our Corporate Governance Guidelines also contain information concerning the responsibilities of the Nominating and Corporate Governance Committee with respect to identifying and evaluating director candidates. Both documents are available on our website at www.dft.com. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

Director Candidate Recommendations and Nominations by Stockholders. The Nominating and Corporate Governance Committee’s charter provides that the committee will consider recommendations of candidates for our Board of Directors by stockholders. Stockholders must submit any such recommendations for the consideration of our Nominating and Corporate Governance Committee through the method described under “Communications with Our Board of Directors” below. In addition, any stockholder of record entitled to vote for the election of directors at the 2012 Annual Meeting of Stockholders may nominate persons for election to our Board of Directors if that stockholder complies with the notice procedures summarized in “Stockholder Proposals for Our 2012 Annual Meeting” below. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration by the Nominating and Corporate Governance Committee as other suggested nominees.

Process for Identifying and Evaluating Director Candidates. The Nominating and Corporate Governance Committee evaluates all director candidates in accordance with the criteria described in our Corporate Governance Guidelines. The Committee evaluates any candidate’s qualifications to serve as a member of the Board of Directors based on the skills and characteristics of individual Board members as well as the composition of the Board of Directors as a whole. In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board of Directors’ needs. The Nominating and Corporate Governance Committee seeks to identify director candidates whose skills and attributes are consistent with these criteria. To assist in the recruitment of new members to our Board, the Nominating and Corporate Governance Committee may employ one or more third-party search firms. All approvals of nominations are determined by the full Board of Directors.

Our employment agreements with each of Messrs. du Pont and Fateh provide that, during the term of the agreement and, following any termination or expiration of the employment agreement, if either of Messrs. du Pont or Fateh beneficially owns at least 9.8% of our outstanding common stock, calculated on a diluted basis assuming conversion of all outstanding units of limited partnership interest in our operating partnership, DuPont Fabros Technology, L.P. (“OP units”), into shares of our common stock, Messrs. du Pont and/or Mr. Fateh, as applicable, are entitled to be nominated for election to our Board of Directors at each meeting of our stockholders at which directors are elected.

Communications with Our Board of Directors

Our Board of Directors has established a process for stockholders to send communications to our Board of Directors. Stockholders can send communications to our Board of Directors and, if applicable, to any committee or to specified individual directors in writing c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, Attention: Frederic V. Malek (or the name of the director with whom the stockholder desires to communicate). The Company does not screen mail, except when warranted for security purposes, and all such letters will be forwarded to our Board of Directors and/or any such specified committee or individual directors.

Stockholder Proposals for Our 2012 Annual Meeting

Our Board of Directors will provide for presentation of proposals by our stockholders at the 2012 Annual Meeting of Stockholders, provided that any such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals.

Although the date has passed for a stockholder to submit a proposal for consideration at the 2011 Annual Meeting, stockholder proposals may be included in the agenda for the 2012 Annual Meeting of Stockholders if properly submitted in accordance with our Bylaws. Stockholders intending to submit proposals for presentation at our 2012 Annual Meeting of Stockholders, scheduled to be held in May 2012, must submit their proposals in writing, and we must receive these proposals at our executive offices on or before December 16, 2011, for inclusion in our Proxy Statement and the form of proxy relating to our 2012 Annual Meeting. We will determine whether or not to include any proposal in our Proxy Statement and form of proxy on a case-by-case basis in accordance with our judgment and the regulations governing the solicitations of proxies and other relevant regulations of the SEC. We will not consider proposals received after December 16, 2011 for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders. Stockholder proposals submitted outside the processes of Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, as amended, will be considered untimely if received after February 25, 2012.

Section 11 of Article II of our Bylaws provides that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given in writing to our Secretary not later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders nor earlier than the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to the provisions of the Bylaws must be delivered in writing via personal delivery or United States certified mail, postage prepaid to our Secretary c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, NW, Suite 900, Washington, DC 20005, Attn: Richard A. Montfort, Jr., Secretary, not earlier than January 26, 2012, and not later than February 25, 2012, in order to be included in the agenda for our 2012 Annual Meeting of Stockholders. The stockholder filing the notice of nomination must include:

•	As to the stockholder giving the notice:

•	the name and address of such stockholder and/or stockholder associated person, as they appear on our stock ledger, and current name and address, if different;

•	the class, series and number of shares beneficially owned by that stockholder and/or stockholder associated person;

•	a representation that the stockholder giving the notice intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•

to the extent known, the name and address of any other stockholder supporting the nominee for election or re-election as a director, or the proposal of other business known on the date of such stockholder’s notice; and

•	all other information relating to the nomination or proposed business which may be required to be disclosed under applicable law.

•	As to each person who the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the class, series and number of shares that are beneficially owned by the person;

•	the date such shares were acquired and the investment intent of such acquisition;

•

all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC; and

•	the written consent of the person to be named in the proxy statement as a nominee and to serve as a director if elected.

In order for a stockholder to bring other business before a meeting of the stockholders, notice must be received by us within the time limits described above. That notice must include:

•	the information described above with respect to the stockholder proposing such business;

•	a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

•	the complete text of any resolutions intended to be presented at the annual meeting; and

•	any material interest of the stockholder in such business.

Any stockholder desiring a copy of our Bylaws will be furnished one without charge upon written request to our Secretary.

Involvement in Certain Legal Proceedings

On August 12, 2004, Mr. Malek and Thayer Capital Partners, of which Mr. Malek is Chairman, consented to the entry of an order by the SEC making findings and imposing civil monetary penalties and cease-and-desist orders for violating certain provisions of the Securities Act of 1933 and the Investment Advisers Act of 1940. The order resulted from an investment made by a pension fund in a private equity fund affiliated with Thayer Capital in which Thayer failed to disclose to the investor the payment of a consulting fee. The order did not bar Mr. Malek or Thayer Capital Partners from the securities or investment advisory industries, and Mr. Malek and Thayer Capital Partners did not admit or deny the findings. Our Board of Directors believes that nothing in the order is reflective of Mr. Malek’s character or ability to serve as a director.

COMMITTEES AND MEETINGS OF OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Audit Committee

Our Board of Directors has established an Audit Committee, which consists of Messrs. Coke (Chair), Eckert and Roberts. Our Board of Directors has determined that each current member of the Audit Committee is independent, as that term is defined under the independence standards for Audit Committee members prescribed under SEC rules, the listing standards of the NYSE and our Bylaws and Corporate Governance Guidelines, and that each of the members of the Audit Committee is financially literate, as that term is interpreted by our Board of Directors. In addition, our Board of Directors has determined that Mr. Coke is an “audit committee financial expert” as that term is defined in the SEC rules. The Audit Committee operates under a written charter adopted by our Board of Directors. The primary duties and responsibilities of the Audit Committee include, among other things, evaluating:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee met eight times in 2010.

For more information, please see “Audit Committee Report” below.

Compensation Committee

Our Board of Directors has established a Compensation Committee, which consists of Messrs. Eckert (Chair), Coke and Malek. Our Board of Directors has determined that each current member of the Compensation Committee is independent in accordance with the Company’s independence criteria discussed above under “Information About Our Board of Directors and Its Committees—Independence of Our Board of Directors.” The Compensation Committee operates under a written charter adopted by our Board of Directors. The primary duties and responsibilities of the Compensation Committee include, among other things:

•	evaluating the performance and compensation paid by us to our executive officers;

•	administering our incentive plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements; and

•	producing a report on executive compensation to be included in our proxy statement for our annual meetings.

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our named executive officers. The Compensation Committee may include in its meetings members of our management team, representatives of our independent registered public accounting firm and any other personnel whose presence the committee believes to be necessary or appropriate. The committee may also form and delegate authority to subcommittees. In addition, the Compensation Committee has the authority to retain compensation consultants to assist in the evaluation of the compensation of our directors and executive officers. With respect to outside director compensation, any changes to our current director compensation program would be made by the full Board upon the recommendation of the Compensation Committee, with input from the Nominating and Corporate Governance Committee. Additional information regarding the Compensation Committee’s processes and procedures can be found below in “Executive Compensation—Compensation Discussion and Analysis.”

The Compensation Committee met five times in 2010.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, which consists of Messrs. Malek (Chair), Eckert and Roberts. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent in accordance with the Company’s independence criteria discussed above under “Information About Our Board of Directors and Its Committees—Independence of Our Board of Directors.” The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors. The primary duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things:

•

identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving the general operation of the Board of Directors and our corporate governance;

•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and

•	facilitating the annual assessment of the Board of Directors’ performance and reporting thereon to the Board of Directors.

The Nominating and Corporate Governance Committee met four times in 2010.

Other Committees

From time to time, our Board of Directors may establish other committees as circumstances warrant and any such committee would have the authority and responsibility delegated to them by the Board of Directors.

Director Attendance at Meetings of our Board of Directors and Annual Meeting

Our Board of Directors held nine meetings during 2010. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and its committees on which they served during this period.

We have a policy that directors attend the Annual Meeting of Stockholders. All directors who were members of our Board of Directors on the date of the meeting, other than Mr. Eckert, attended the 2010 Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS

Our policy for the compensation of each independent director is to provide an award of our common stock with a value of $40,000, a $40,000 annual cash retainer and the following additional retainers:

•	For our Lead Independent Director, an additional annual cash retainer of $10,000;

•	For the chair of the Audit Committee, an additional annual cash retainer of $16,000; and

•	For each of the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, an additional cash retainer of $12,000.

In addition, for each meeting attended, we pay our independent directors the following fees:

•	$1,500 for each Board and committee meeting attended in person; and

•	$500 for each Board meeting attended telephonically where the Board member was not reasonably able to attend in person.

The following table presents information relating to total compensation of our directors for 2010. Messrs. du Pont and Fateh and John H. Toole, another non-independent director, receive no compensation for their service on the Board of Directors. Compensation for Lammot J. du Pont, our Executive Chairman of the Board of Directors, and Hossein Fateh, our President and Chief Executive Officer, can be found in the “Executive Compensation” section of this Proxy Statement. For 2010, Messrs. Amin and Coke elected to receive their cash retainers—the $40,000 retainer and all additional retainers—in shares of our common stock. Mr. Roberts, who was appointed to our Board of Directors on February 17, 2011, did not earn any fees in 2010.

Name	Fees Earned or Paid in Cash	Stock Awards(2)		Total
Mark Amin(1)	$19,500	$92,006	(3)	$111,506
Michael A. Coke	$16,500	$96,021	(4)	$112,521
Thomas D. Eckert	$64,500	$40,005	(5)	$104,505
Frederic V. Malek	$91,000	$40,005	(5)	$131,005

(1)	Mr. Amin resigned from our Board of Directors effective February 17, 2011.
(2)	The amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares granted to our directors during 2010, calculated in accordance with FASB ASC Topic 718. The assumptions used to compute the grant date fair value of these stock awards for each director in fiscal year 2010 are set forth in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(3)	Represents the grant date fair value of stock awarded to Mr. Amin on May 25, 2010 with respect to (i) the annual $40,000 stock award, and (ii) the award based on Mr. Amin’s election to receive shares of our common stock in lieu of his $40,000 annual cash retainer and his $12,000 retainer for service as chair of the Compensation Committee.
(4)	Represents the grant date fair value of stock awarded to Mr. Coke on May 25, 2010 with respect to (i) the annual $40,000 stock award, and (ii) the award based on Mr. Coke’s election to receive shares of our common stock in lieu of his $40,000 annual cash retainer and his $16,000 retainer for service as chair of the Audit Committee.
(5)	Represents the grant date fair value of stock awarded to each of Messrs. Eckert and Malek on May 25, 2010 with respect to the annual $40,000 stock award.

Stock Ownership Guidelines

We recently amended our Corporate Governance Guidelines to include stock ownership guidelines for the non-employee members of our Board of Directors. Messrs. du Pont and Fateh are subject to the stock ownership guidelines of our named executive officers, which can be found in the “Executive Compensation”

section of this Proxy Statement. Our Board of Directors believes ownership by our directors of a meaningful financial stake in our Company serves to align the interests of our directors with those of our stockholders. Our guidelines require that each of our non-employee directors hold shares of our common stock with an aggregate value equal to $250,000.

Eligible shares and share equivalents counted toward ownership include:

•	Common stock beneficially owned directly or indirectly (e.g., by a spouse or a trust), including shares received as director fees;

•	Preferred stock beneficially owned directly or indirectly (e.g., by a spouse or a trust);

•	Time vested restricted stock or stock units (or similar securities);

•	Units of partnership interest in our operating partnership owned directly or indirectly (e.g., by a spouse or a trust); and

•	Intrinsic value of vested, unexercised stock options and unearned performance shares of common stock.

Our non-employee directors have four years to achieve the ownership requirement. As of December 31, 2010, each of our non-employee directors had met the stock ownership guidelines, except for Mr. Roberts, who was appointed to the Board of Directors in February 2011 and will have four years to acquire sufficient stock to satisfy the holding requirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our executive officers, directors and any persons beneficially owning more than ten percent of a registered class of our equity securities are required to report their ownership and any changes in that ownership to the SEC and to the NYSE. These persons are also required by SEC rules and regulations to furnish us with copies of these reports. Precise due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to timely file these reports by those due dates by these persons during 2010.

Based on our review of the reports and amendments to those reports furnished to us or written representations from these persons that these reports were not required from those persons, we believe that all of these filing requirements were satisfied by these persons during 2010, except for the following: Messrs. du Pont and Fateh each failed to timely file one Form 4 related to the conversion of OP units into an equal number of shares of our common stock on March 16, 2010; and Mr. Malek failed to timely file Form 4s to report the conversion of OP units into an equal number of shares of our common stock on August 11, 2010 and the sale of those shares of common stock between August 20 and August 26, 2010. These transactions have since been reported by Messrs. du Pont, Fateh and Malek, and all transactions are reflected in this Proxy Statement.

EXECUTIVE OFFICERS

The following table contains information regarding the executive officers of the Company. These officers are appointed annually by the Board of Directors and serve at the Board’s discretion.

Name	Age	Position
Lammot J. du Pont	44	Executive Chairman of the Board
Hossein Fateh	43	President and Chief Executive Officer
Mark L. Wetzel	52	Executive Vice President, Chief Financial Officer and Treasurer
Richard A. Montfort, Jr.	50	General Counsel and Secretary
Jeffrey H. Foster	48	Chief Accounting Officer

For information on Messrs. du Pont and Fateh, please see their respective biographical descriptions provided above under the caption “Proposal 1: Election of Directors—Nominees for Election as Directors.”

Mark L. Wetzel has served as our Executive Vice President, Chief Financial Officer and Treasurer since July 2008. From 2006 to 2007, Mr. Wetzel was a Division Chief Financial Officer of Vornado Realty Trust’s Merchandise Mart division. From 1994 to 2006, Mr. Wetzel served in various financial positions with Equity Residential, a real estate investment trust. From 2005 to 2006, he was Senior Vice President and Chief Accounting Officer of Equity Residential.

Richard A. Montfort, Jr. has served as our General Counsel and Secretary since April 2008. From September 2007 to March 2008, Mr. Montfort was Vice President, Securities & Finance of Sprint Nextel Corporation. From 2003 to September 2007, Mr. Montfort was Director, Securities & Finance of Sprint Nextel Corporation and its predecessor, Nextel Communications, Inc.

Jeffrey H. Foster has served as our Chief Accounting Officer since July 2007. From April 2005 to May 2007, Mr. Foster served as Senior Vice President and Chief Accounting Officer of Global Signal, Inc.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership, as of March 28, 2011, of (1) shares of our common stock, shares of common stock for which OP units are redeemable, and shares of our common stock that may be acquired upon the exercise of stock options within a specified period of time, and (2) shares of our Series A Preferred Stock by (a) each of our named executive officers, (b) each of our directors, and (c) all of our executive officers and directors as a group. None of these individuals hold any shares of our Series B Preferred Stock. As of March 28, 2011, 60,935,113 shares of common stock, 20,937,501 OP units, 7,400,000 shares of Series A Preferred Stock and 4,050,000 of Series B Preferred Stock were outstanding. OP units are currently redeemable by the holder for cash or, at our election if the holder has elected to redeem his or her OP units, shares of our common stock on a one-for-one basis. The Company, which is the general partner of the OP, also holds 20,937,501 OP units, which are not included in any of the calculations in the table below.

Each person named in the table has sole voting and investment power with respect to all of the shares of common stock and Series A Preferred Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The address of each named person is c/o DuPont Fabros Technology, Inc., 1212 New York Avenue, N.W., Washington, D.C. 20005.

	Common Stock			Series A Preferred Stock
Beneficial Owners	Number of Shares of Common Stock and OP Units Beneficially Owned	Percentage of All Shares of Common Stock(1)	Percentage of All Shares of Common Stock and OP Units(2)	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of All Shares of Series A Preferred Stock(3)
Lammot J. du Pont(4)	5,581,327	8.4	6.8	—	—
Hossein Fateh(5)	4,771,662	7.3	5.8	—	—
Mark L. Wetzel(6)	253,459	*	*	—	—
Richard A. Montfort, Jr.(7)	74,744	*	*	—	—
Jeffrey H. Foster(8)	56,392	*	*	—	—
Michael A. Coke	99,024	*	*	—	—
Thomas D. Eckert	16,526	*	*	3,000	*
Frederic V. Malek(9)	705,225	1.1	*	20,000	*
John T. Roberts, Jr.	438	*	*	—	—
John H. Toole(10)	114,792	*	*	—	—
All Directors and Executive Officers as a group (10 persons)	11,673,589	16.3	14.1	23,000	*

*	Less than 1.0%
(1)	For purposes of this calculation, the number of common shares deemed outstanding includes (a) 60,935,113 shares of common stock currently outstanding, (b) the number of shares of common stock issuable to the named person(s) upon redemption of OP units that he currently holds for shares of our common stock on a one-for-one basis, and (c) the number of shares of common stock issuable to the named person(s) upon the exercise of stock options exercisable within 60 days of March 28, 2011.
(2)	For purposes of this calculation, the number of shares of common stock and units deemed outstanding includes (a) 60,935,113 shares of common stock currently outstanding, (b) 20,937,501 OP units currently outstanding, and (c) the number of shares of common stock issuable to the named person(s) upon the exercise of stock options exercisable within 60 days of March 28, 2011.
(3)	For purposes of this calculation, the number of shares of Series A Preferred Stock deemed outstanding includes 7,400,000 shares currently outstanding.

(4)	Represents (i) 110,211 shares of common stock held directly by Mr. du Pont, (ii) 31,547 shares of common stock that represent the pecuniary interest held by Mr. du Pont through an entity in which Mr. du Pont has an ownership interest and of which he is an executive officer; (iii) 4,746,913 OP units held directly by Mr. du Pont or indirectly through a limited liability company of which Mr. du Pont is the sole member; (iv) 519,815 OP units that represent the pecuniary interest held by Mr. du Pont through entities in which Mr. du Pont has an ownership interest and of which he is an executive officer or managing member; and (iv) options to purchase 172,841 shares of common stock. Mr. du Pont or entities controlled by him have pledged approximately (a) 2,291,320 OP units as collateral to secure his personal guarantee of amounts outstanding under a line of credit for the benefit of an entity controlled by Messrs. du Pont and Fateh, and (b) 1,250,000 OP units to secure a personal line of credit.
(5)	Represents (i) 169,191 shares of common stock held directly by Mr. Fateh; (ii) 4,261,421 OP units held directly by Mr. Fateh or indirectly through a limited liability company of which Mr. Fateh is the sole member; and (iii) options to purchase 341,050 shares of common stock. Mr. Fateh or entities controlled by him have pledged approximately (a) 2,291,320 OP units as collateral to secure his personal guarantee of amounts outstanding under a line of credit for the benefit of an entity controlled by Messrs. du Pont and Fateh, and (b) 1,250,000 OP units to secure a personal line of credit.
(6)	Represents (i) 182,985 shares of common stock held directly by Mr. Wetzel; and (ii) options to purchase 70,474 shares of common stock.
(7)	Represents (i) 45,525 shares of common stock held directly by Mr. Montfort; and (ii) options to purchase 29,219 shares of common stock.
(8)	Represents (i) 31,186 shares of common stock held directly by Mr. Foster; and (ii) options to purchase 25,206 shares of common stock.
(9)	Represents (i) 211,279 shares of common stock held directly by Mr. Malek, (ii) 247,361 OP units owned directly by Mr. Malek; and (iii) 246,585 OP units indirectly owned through a trust of which Mr. Malek’s children are the beneficiaries.
(10)	Represents (i) 42,500 shares of common stock held directly by Mr. Toole; and (ii) 72,292 OP units held by an affiliate of Mr. Toole, of which he is the majority owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To our knowledge and based upon information available to us in securities filings made by our stockholders with the SEC, beneficial owners of more than 5% of our shares of common stock as of the dates indicated, are as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Cohen & Steers, Inc.	6,956,935	(2)	11.4
280 Park Avenue, 10th Floor
New York, NY 10017
The Vanguard Group, Inc.	6,006,571	(3)	9.9
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	4,891,846	(4)	8.0
40 East 52nd Street
New York, NY 10022
Davis Selected Advisers, L.P.	4,639,168	(5)	7.6
2949 East Elvira Road, Suite 101
Tucson, AZ 85756
DIAM Co., Ltd.	3,460,823	(6)	5.7
New Tokyo Building, 7F, 3-1,
Marunouchi 3-chome
Chiyoda-ku, Tokyo 100-0005, Japan
Vanguard Specialized Funds—Vanguard REIT Index Fund	3,133,331	(7)	5.1
100 Vanguard Boulevard
Malvern, PA 19355

(1)	For purposes of this calculation, the number of common shares deemed outstanding includes 60,935,113 shares of common stock currently outstanding.
(2)	Based on information provided in a Schedule 13G/A filed on March 10, 2011, (a) Cohen & Steers, Inc. beneficially owns 6,956,935 shares and has sole voting power with respect to 5,812,845 of such shares and sole dispositive power with respect to all of such shares; (b) Cohen & Steers Capital Management, Inc. beneficially owns 6,724,805 shares and has sole voting power with respect to 5,682,659 of such shares and sole dispositive power with respect to all of such shares; and (c) Cohen & Steers Europe S.A. beneficially owns 232,130 shares and has sole voting power with respect to 130,186 of such shares and sole dispositive power with respect to all of such shares. According to the Schedule 13G/A, Cohen & Steers, Inc. holds, directly and indirectly, 100% of the ownership interests in each of Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A.
(3)	Based on information provided in a Schedule 13G/A filed on February 10, 2011, The Vanguard Group, Inc. has sole voting power with respect to an aggregate of 70,198 shares, sole dispositive power with respect to an aggregate of 5,936,373 shares and shared dispositive power with respect to an aggregate of 70,198 shares.
(4)	Based on information provided in a Schedule 13G filed on January 21, 2011, BlackRock, Inc. and certain of its subsidiaries have sole voting power with respect to an aggregate of 4,891,846 shares and sole dispositive power with respect to the same number of shares.
(5)	Based on information provided in a Schedule 13G filed on February 14, 2011, Davis Selected Advisers, L.P. has sole voting power with respect to an aggregate of 878,630 shares and sole dispositive power with respect to an aggregate of 4,639,168 shares.
(6)	Based on information provided in a Schedule 13G filed on January 18, 2011, DIAM Co., Ltd. has sole voting power with respect to an aggregate of 3,151,800 shares.
(7)	Based on information provided in a Schedule 13G/A filed on February 9, 2011, Vanguard Specialized Funds—Vanguard REIT Index Fund. has sole voting power with respect to an aggregate of 3,133,331 shares.

PROPOSAL 2

APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN

This section provides a summary of the terms of the 2011 Equity Incentive Plan and the proposal to approve the plan.

The Board of Directors approved the 2011 Equity Incentive Plan (the “Equity Incentive Plan”), on March 24, 2011, subject to approval from our stockholders at this meeting. We are asking our stockholders to approve our Equity Incentive Plan, as we believe that approval of the plan is essential to our continued success.

The Equity Incentive Plan permits us to provide equity-based compensation to our personnel in the form of stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, performance based awards, unrestricted stock, long-term incentive units (“LTIP units”) and other awards.

The Equity Incentive Plan is intended to provide potential plan participants with incentives to achieve our business objectives and to operate and manage our business in a manner that will provide for our long term growth and profitability.

If our stockholders approve the Equity Incentive Plan, the plan will have 6,300,000 authorized shares reserved for future issuance under the plan. In addition, shares that were awarded under our 2007 Equity Compensation Plan (the “2007 Plan”) that become available due to forfeitures of outstanding awards will be available for issuance under the Equity Incentive Plan. The Equity Incentive Plan provides that, following stockholder approval of the Equity Incentive Plan, we can no longer make awards under the 2007 Plan.

On the record date, March 28, 2011, the closing price of our common stock was $24.01 per share, and we had approximately 87 employees (including our five executive officers) and five non-employee directors who would be eligible to participate in the Equity Incentive Plan.

The Equity Incentive Plan will become effective if it is approved by stockholders.

Grants to Non-Employee Directors

As of the date of this Proxy Statement, no awards have been made under the Equity Incentive Plan. Further, except as provided below, because participation and the types of awards under the Equity Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or group of participants if the Equity Incentive Plan is approved are not currently determinable.

Subject to the approval of the Equity Incentive Plan by our stockholders at the Annual Meeting, the Board of Directors intends to award fully vested shares of our common stock to our independent directors as follows:

2011 Equity Incentive Plan

Name and Position	Dollar Value ($)(1)	Number of Securities(2)
Non-employee directors as a group	256,000	10,673

(1)	Represents (i) the annual $40,000 stock award for each of our four independent directors, (ii) Mr. Coke’s election to receive shares of our common stock in lieu of his $40,000 annual cash retainer and his $16,000 retainer for service as chair of the Audit Committee, and (iii) Mr. Robert’s election to receive shares of our common stock in lieu of his $40,000 annual cash retainer.
(2)	The number of securities to be issued is not yet determinable but will be based on the average of the opening and closing price of a share of our common stock on the date of the Annual Meeting. For purposes of this table, we used the average of the opening and closing price of a share of our common stock on March 28, 2011.

Existing Equity Incentive Plan

We last sought and obtained stockholder approval of a stock based incentive plan in 2007, for the 2007 Plan. As of March 28, 2011, 1,912,332 shares were available for future grant under the 2007 Plan. The Equity Incentive Plan, however, provides that, following stockholder approval of the Equity Incentive Plan, we can no longer make awards under the 2007 Plan.

The following table sets forth information regarding outstanding options and full value awards as of March 28, 2011. These figures represent an update to those provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 24, 2011, primarily as a result of stock option exercises, stock award lapses, award cancellations and annual equity awards approved by the Compensation Committee of the Board of Directors on February 24, 2011. As of March 28, 2011 there are currently 60,935,113 common shares and 20,937,501 operating partnership units outstanding.

Options Outstanding	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term of Outstanding Options	Full Value Awards Outstanding (Restricted Stock)
2,015,580	$13.13	8.70	515,644

The following table sets forth information regarding awards granted and/or earned, the “burn-rate” for each of the last three fiscal years and the average burn rate over the last three years. This information is supplemental to the equity award information reported in our Annual Report on Form 10-K for each of those fiscal years.

Year	Options Granted	Full-Value Shares Granted (Restricted and Common Stock)	Total Granted = Options + Adjusted Full-Value Shares (based on ratio of 2.0 to 1.0)	Weighted Average Number of Common Shares and OP Units Outstanding (CSO)	Burn- Rate = Total Granted/CSO
2010	290,560	247,668	785,896	75,793,868	1.04%
2009	1,274,696	666,218	2,607,132	66,652,771	3.91%
2008	0	53,270	106,540	66,590,792	0.16%

				3-Year Average:	1.70%

The burn-rate is equal to (a) the total number of stock option and nonperformance common and restricted stock awards granted during that calendar year, divided by (b) the weighted average number of basic common shares and OP units outstanding for that year. Shares canceled or forfeited are not excluded from the calculation.

2011 Equity Incentive Plan

The following is a summary of the principal features of the Equity Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Equity Incentive Plan and is qualified in its entirety by the detailed provisions of the Equity Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement. Stockholders should refer to Appendix A for a more complete description of the Equity Incentive Plan.

General. The Equity Incentive Plan provides for the grant of options to purchase shares of common stock, share awards (including restricted stock and stock units), stock appreciation rights, performance awards and annual incentive awards, dividend equivalent rights, long-term incentive units, cash and other equity-based awards.

The Equity Incentive Plan provides that no participant in the plan will be permitted to acquire, or will have any right to acquire, shares under the plan if such acquisition would be prohibited by the ownership limits contained in our charter or bylaws or would impair our status as a REIT.

Administration of the Equity Incentive Plan. The Equity Incentive Plan will be administered by our Compensation Committee. Our Compensation Committee will determine who will receive awards under the Equity Incentive Plan, the type of award and its terms and conditions and, if the award is equity based, the number of shares of common stock subject to the award. The Compensation Committee will also interpret the provisions of the Equity Incentive Plan. During any period of time in which we do not have a compensation committee, the Equity Incentive Plan will be administered by the Board of Directors or another committee appointed by the Board of Directors. References below to the Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee is acting. Each member of our Compensation Committee or any other committee that administers the Equity Incentive Plan will be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

Eligibility. All of our employees and our officers are eligible to receive awards under the Equity Incentive Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the Equity Incentive Plan. Incentive stock options, however, are available only to our employees.

Share Authorization. The number of shares of common stock that may be issued under the Equity Incentive Plan, consisting of authorized but unissued shares, is equal to 6,300,000, plus the number of shares that become available under the 2007 Plan due to forfeitures of awards outstanding under the 2007 Plan. In connection with stock splits, dividends, recapitalizations and certain other events, the Board of Directors will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the Equity Incentive Plan and the terms of outstanding awards. If any awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid, or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of common stock, the shares subject to such awards will again be available for purposes of the Equity Incentive Plan.

Share Usage. Shares of common stock that are subject to awards of options or stock appreciation rights will be counted against the Equity Incentive Plan share limit as one share for every one share subject to the award. Any shares of stock that are subject to awards other than options or stock appreciation rights shall be counted against the Equity Incentive Plan share limit as 2.36 shares for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the Equity Incentive Plan will be counted against the aggregate number of shares available for issuance under the Equity Incentive Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.

No Repricing. Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace stock options or stock appreciation rights with cash, in each case without the approval of the stockholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Internal Revenue Code).

Options. The Equity Incentive Plan authorizes our Compensation Committee to grant incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of shares of our common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Compensation Committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for or substituted for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged or substituted for without stockholder approval.

The exercise price for any option is generally payable (i) in cash or cash equivalents, (ii) by the surrender of shares of common stock (or attestation of ownership of such shares) with an aggregate fair market value on the date on which the option is exercised, of the exercise price, (iii) by payment through a broker in accordance with procedures set forth by us, or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to us or one of our affiliates.

Other Awards. The Compensation Committee may also award:

•	restricted stock, which are shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•

stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee;

•

performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria. The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal;

•	LTIP units, which are profits interests in our operating partnership; and

•	other equity-based awards.

Recoupment. Award agreements for awards granted pursuant to the Equity Incentive Plan may be subject to mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for Cause as defined in the Equity Incentive Plan, applicable award agreement, or any other agreement between the us or one of our affiliates. Reimbursement or forfeiture also applies if we are required to prepare an accounting restatement due to the material noncompliance by us, as a result of misconduct, with any financial reporting requirement under the securities laws or if an award was earned or vested based on achievement of pre-established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved.

Change in Control. Except as otherwise provided in an individual award agreement, if we experience a change in control in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted stock and LTIP units will vest, and all stock units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the change in control, and (ii) in the case of options and stock appreciation rights, at the Board of Directors’ discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the consummation of the change in control (with any exercise being conditioned on the consummation of the change of control), or all options and stock appreciation rights will be cashed out or redeemed for securities of equivalent value before the change in control. Other equity-based awards will be governed by the terms of the applicable award agreement.

In summary, a change in control under the Equity Incentive Plan occurs if:

(i)	a person or entity (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the then outstanding securities entitled to vote generally in an election of the Board of Directors;

(ii)	the consummation of a transaction that results in the transfer of all or substantially all of our total assets on a consolidated basis to a person or entity (with certain exceptions);

(iii)	we experience a merger, consolidation or statutory share exchange with a person or entity (with certain exceptions), regardless of whether we are the surviving entity after the event, unless the holders of our voting shares immediately prior to the merger have at least 50% of the voting securities in the surviving entity or its parent immediately after the transaction;

(iv)	the holders of our securities entitled to vote approve a plan of complete liquidation or an agreement for the sale or liquidation of all or substantially all of our assets (or, if such approval is not required by applicable law and is not solicited by us, the commencement of actions constituting such a plan or closing of such an agreement); or

(v)	individuals who, when the plan is adopted, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, treating any individual whose election or nomination was approved by at least a majority of the incumbent directors as an incumbent director for this purpose.

In addition, except as otherwise provided in an individual award agreement, if we experience a going private transaction, all unvested awards will become fully vested as of immediately prior to the consummation of the going private transaction. A going private transaction occurs when any of the events described in (i), (ii) or (iii) of the change in control definition occur and neither us nor any acquiring or surviving entity has a class of common securities listed on a stock exchange or quotation service after such transaction.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Equity Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Amendment; Termination. The Board of Directors may amend or terminate the Equity Incentive Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by the Board of Directors or extended with stockholder approval, the Equity Incentive Plan will terminate on the tenth anniversary of the adoption of the plan.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits certain publicly-held companies to an annual deduction for federal income tax purposes of $1 million for compensation paid to their employees covered by Section 162(m). However, performance-based compensation is excluded from this limitation. The Equity Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Internal Revenue Code.

To qualify as performance-based:

(i)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

Under the Equity Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries (except with respect to the total stockholder return and earnings per share criteria), will be used exclusively by the Compensation Committee in establishing performance goals for awards that are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code: net earnings or net income; operating earnings; pretax earnings; earnings per share of stock; stock price, including growth measures and total stockholder return; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return measures, including return on assets, capital, investment, equity, sales or revenue; cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; expense targets; market share; financial ratios as provided in credit agreements of the Company and its subsidiaries; working capital targets; completion of acquisitions of assets; completion of asset sales; revenues under management; funds from operations or adjusted funds from operations; distributions to stockholders; and any combination of any of the foregoing business criteria. Business criteria may be measured on the basis of U.S. generally accepted accounting principles, or GAAP, or on a non-GAAP basis. Pursuant to applicable Internal Revenue Service regulations, employees who are covered by Section 162(m) include our Chief Executive Officer and the three highest compensated executive officers (other than our Chief Financial Officer) determined at the end of each year.

At any time that Section 162(m) of the Internal Revenue Code is applicable to us: the maximum number of shares of common stock subject to options or stock appreciation rights that can be awarded under the Equity Incentive Plan to any person is 1,250,000 per year. The maximum number of shares of common stock that can be awarded under the Equity Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 1,250,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award under the Equity Incentive Plan in any fiscal year by any one person is $7,500,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $7,500,000.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with certain reporting requirements.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Equity Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Equity Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

LTIP Units. There are no tax consequences of receiving an award of LTIP units under the plan at the date of grant or, if not vested at the date of grant, on vesting. Taxable income of the operating partnership allocable to the LTIP units prior to vesting is taxed as compensation income subject to withholding taxes.

Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. We generally will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Registration with the SEC

If the Equity Incentive Plan is approved by stockholders, we intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Equity Incentive Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after such approval of the Equity Incentive Plan by stockholders.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting at which quorum is present is required for approval of the 2011 Equity Incentive Plan, provided that the total votes cast on the proposal represents over 50% in interest of all shares of our common stock entitled to vote on the proposal. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal unless holders of more than 50% of all shares of our common stock entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not have any effect on the result of the vote. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Thomas D. Eckert, Chair, Michael A. Coke and Frederic V. Malek, each of whom is independent in accordance with the NYSE listing standards and the Company’s criteria. No Compensation Committee interlocks or insider participation on compensation decisions exist. See “Certain Relationships and Related Transactions—Agreement to Acquire Undeveloped Land” below for a discussion of Mr. Malek’s interest an entity from which we have agreed to purchase undeveloped land.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, the Compensation Committee recommends that it be included in this Proxy Statement.

COMPENSATION COMMITTEE

Thomas D. Eckert, Chair

Michael A. Coke

Frederic V. Malek

The Compensation Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, except to the extent we specifically incorporate this information by reference.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the compensation program for our named executive officers for 2010.

Our named executive officers are: Lammot J. du Pont, Executive Chairman of the Board of Directors; Hossein Fateh, President and Chief Executive Officer; Mark L. Wetzel, Executive Vice President, Chief Financial Officer and Treasurer; Richard A. Montfort, Jr., General Counsel and Secretary; and Jeffrey H. Foster, Chief Accounting Officer.

Goals and Objectives

The following are the principal objectives we seek to achieve when setting compensation for our named executive officers:

•	encourage high performance, promote accountability and motivate our executives to achieve our business objectives

•	align the interests of our executives with those of our stockholders; and

•	retain our executives and attract qualified and experienced executives who can contribute positively to our operating and financial performance and help maximize stockholder value.

To achieve these goals, we have designed our executive compensation program to link a significant portion of executive compensation to the achievement of our business objectives and the creation of stockholder value. Because we expect that the successful execution of our business objectives will result in increases in the value of our common stock over time, we believe that a significant portion of the compensation paid to our named executive officers should be closely aligned with our performance on both a short-term and long-term basis. As such, our executive compensation program includes incentive-based elements where the remuneration realized by each executive varies based on Company and individual performance. For short-term incentive compensation, we use annual cash awards that are targeted to reward the attainment of specific short-term objectives, and a portion of these awards are based on our annual funds from operations, or FFO. For long-term incentive compensation, we use equity-based awards that vest over time because we view our company-wide performance—which we believe over time will be reflected in our stock price—as the relevant long-term metric, thus ensuring that a significant portion of each executive’s compensation is tied to the long-term performance of our common stock. In this regard, our named executive officers are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common stock declines. We also design our executive compensation program to provide total compensation to each of our named executive officers that is comparable to the total compensation paid by REITs and technology companies in our peer group.

Retention of key employees is important to our business, particularly because we develop, operate and manage wholesale data centers that are highly specialized, secure facilities. Our success depends, to a significant degree, on being able to employ and retain key personnel who are in limited supply and great demand. In particular, we depend on the efforts of Messrs. du Pont and Fateh, because our reputation among, and our relationships with, our key stakeholders—tenants, contractors, infrastructure providers, other vendors, stockholders and lenders—are the direct result of a significant investment of time and effort by Messrs. du Pont and Fateh to establish our credibility in a highly specialized industry. As a result, we seek to compensate our key employees, including our named executive officers, at a level designed to retain their services over the long-term.

We believe that our emphasis on incentive compensation and long-term equity awards satisfies our goals and has been effective in contributing to the successful execution of our business objectives and the creation of long-term value for our stockholders. For instance:

•	Our total stockholder return was 20.5% for 2010 and was 14.9% for the three-year period ended December 31, 2010;

•	Our revenue for 2010 grew to $242.5 million, an increase of $42.3 million, or 21.1%, over the prior year;

•	Our net income for 2010 grew to $43.7 million, an increase of $40.8 million over the prior year’s net income of $2.9 million;

•	Our net income attributable to common shares for 2010 grew to $27.3 million, an increase of $25.5 million over the prior year’s net income attributable to common shares of $1.8 million; and

•	Our FFO for 2010 grew to $105.5 million, an increase of $46.5 million, or 78.8%, over the prior year.

Stock Ownership Guidelines

Although our named executive officers as a group, and Messrs du Pont and Fateh in particular, have significant ownership interests in us (see “Security Ownership of Directors and Executive Officers” above), we recently amended our Corporate Governance Guidelines to include stock ownership guidelines for our named executive officers. Our Board of Directors believes ownership by our named executive officers of a meaningful financial stake in our Company serves to align their interests with those of our stockholders. Our guidelines require that each of our named executive officers hold shares of our common stock with an aggregate value equal to a multiple of his base compensation. The following table sets forth the holding requirement for each of our named executive officers:

Title	Minimum Holding Requirement (multiple of base compensation)
Executive Chairman and Chief Executive Officer	5 times
Chief Financial Officer	2 times
Other Named Executive Officers	1 time

Eligible shares and share equivalents counted toward ownership include:

•	Common stock beneficially owned directly or indirectly (e.g., by a spouse or a trust);

•	Preferred stock beneficially owned directly or indirectly;

•	Time vested restricted stock or stock units (or similar securities);

•	OP units beneficially owned directly or indirectly; and

•	Intrinsic value of vested, unexercised stock options and unearned performance shares of common stock.

Our named executive officers have four years to achieve the ownership requirement. As of December 31, 2010, each of our named executive officers had met the stock ownership guidelines.

Role of the Compensation Committee, Executive Officers and Consultants in Compensation Decisions

The Compensation Committee is responsible for establishing, modifying and approving the compensation program for our named executive officers. Although the Compensation Committee has established our overall compensation philosophy and determines the compensation of our named executive officers, the Compensation Committee seeks recommendations from Messrs. du Pont and Fateh with respect to the performance of, and compensation decisions related to, the other named executive officers. The Compensation Committee believes it is valuable to consider the recommendations of Messrs. du Pont and Fateh with respect to these matters because, given their knowledge of our operations, the data center industry and the day-to-day responsibilities of our named executive officers, they are in a unique position to provide the Compensation Committee perspective into the performance of our named executive officers in light of our business at a given point in time.

For the development of our 2010 compensation program, the Compensation Committee retained Towers Watson & Co. as its independent compensation consultant. Towers Watson provides us advisory services only with respect to executive compensation, and works with management only at the request and under the direction of the Compensation Committee. Towers Watson reviewed the compensation components for our 2010 compensation program for our named executive officers and advised the Compensation Committee on the appropriateness of the components of the program, including our incentive and equity-based compensation plans. A representative of Towers Watson attended the Compensation Committee meetings at which the 2010 compensation program was discussed and developed, and made himself available to provide guidance to the Compensation Committee on other compensation issues as they arose.

At the request of the Compensation Committee, in connection with the development of the 2010 compensation program, Towers Watson reviewed the benchmarking data with respect to a peer group of real estate and technology companies that management had prepared at the direction of the Compensation Committee. Towers Watson also reviewed our process for determining the compensation decisions made with respect to, and the compensation awarded to, our named executive officers as compared to similarly-situated officers of our peer group companies.

2010 Executive Compensation Overview

Use of Peer Group Data. Given the nature of our business, which combines elements of real estate development and management and the design and operation of state-of-the-art data center facilities, the Compensation Committee believes that we compete for executive talent with both the REIT and technology industries. As such, when making decisions regarding executive compensation, the Compensation Committee considers the compensation practices of a peer group that includes both REIT and technology companies. For the development of our 2010 compensation program, the Compensation Committee considered the elements of annual compensation of the named executive officers of the following group of real estate and technology companies:

Real Estate Investment Trusts:	Technology Companies:
Alexandria Real Estate Equities, Inc.	Acxiom Corporation
BioMed Realty Trust, Inc.	Equinix, Inc.
Corporate Office Properties Trust	Keynote Systems, Inc.
Digital Realty Trust, Inc.	Navisite, Inc.
Extra Space Storage, Inc.	Rackspace Hosting, Inc.
Eastgroup Properties, Inc.	Savvis, Inc
First Potomac Realty Trust	Switch & Data Facilities Company
Healthcare Realty Trust, Inc.	Terremark Worldwide, Inc.
Omega Healthcare Investors, Inc.
Sovran Self Storage, Inc.
U-Store-It Trust

For 2010, the Compensation Committee added eight companies to the peer group of REITs and technology companies used to develop our 2010 compensation program. The Compensation Committee believed that it was appropriate to expand the list of peer group companies with appropriate and comparable peers based on their industries, business focus and size, as measured by market capitalization. The following specialty REITs were added to the peer group: Alexandria Real Estate Equities, Inc.; BioMed Realty Trust, Inc.; Corporate Office Properties Trust; Healthcare Realty Trust, Inc.; and Omega Healthcare Investors, Inc. Similar to us, each of these REITs focuses its operations on a specialized segment of the real estate industry, including life sciences, healthcare and the U.S. Government, defense information technology and data sectors. The following technology companies were added to the peer group: Acxiom Corporation, which provides interactive marketing and infrastructure management services; Equinix, Inc., which provides co-location and data center services; and

Rackspace Hosting, Inc., which provides hosting and cloud computing services. The Compensation Committee believed that the business focus of each of these companies complemented our wholesale data center business focus. The peer group for 2010 had a median market capitalization that approximated our market capitalization (as of the date such companies were selected for inclusion in our peer group).

In early 2010, the Compensation Committee analyzed compensation data of the five highest paid executive officers at each of the companies in our peer group. The Compensation Committee compared the total of direct targeted compensation for 2010—comprised of annual base compensation, target short-term incentive opportunity and the amount of the award under the long-term incentive compensation plan—for each of our named executive officers to the amounts awarded to individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The market position of the total of direct targeted compensation of Mr. Fateh for 2010 approximated the 75th percentile for the chief executive officers in our peer group. The market position of the total of direct targeted compensation of Mr. du Pont for 2010 was between the median and the 75th percentile for individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The market position of the total of direct targeted compensation of the other named executive officers for 2010 approximated the median for individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The Compensation Committee does not have a specific targeted percentile ranking for any of our named executive officers, but believed that the market positions described above were appropriate and the total direct compensation represented an appropriate level of compensation for each of our named executive officers.

Overview of 2010 Compensation. A summary of the primary elements of 2010 base and target compensation with respect to each of our named executive officers is set forth in the table below.

	Annual Base Compensation	2010 Short-Term Incentive Compensation Plan		2010 Long-Term Incentive Compensation Plan
				Dollar Denominated Award	Equity Grant
		Target Opportunity	Actual Payout		Restricted Stock(#)	Stock Options(#)
Lammot J. du Pont	$250,000	$250,000	$437,500	$1,000,000	25,420	55,556

Hossein Fateh	$450,000	$450,000	$787,500	$1,750,000	44,484	97,223

Mark L. Wetzel	$325,000	$195,000	$351,000	$750,000	19,065	41,667

Richard A. Montfort, Jr.	$260,000	$130,000	$234,000	$300,000	7,626	16,667

Jeffrey H. Foster	$240,000	$120,000	$208,000	$250,000	6,355	13,889

Elements of 2010 Compensation. The following comprises the primary elements of the 2010 compensation program for our named executive officers:

Annual Base Compensation. For 2010, the Compensation Committee increased the annual base salary of each of Mr. Fateh, to $450,000, an increase of 80% over his 2009 base salary, Mr. Wetzel, to $325,000, an increase of 18% over his 2009 base salary, Mr. Montfort, to $260,000, an increase of 11% over his 2009 base salary, and Mr. Foster, to $240,000, an increase of 4% over his 2009 base salary. The Compensation Committee believed that these increases were appropriate in recognition of the performance of these individuals during 2009 and based on the compensation of comparable individuals in the peer group. The Compensation Committee did not adjust Mr. du Pont’s annual base salary, as the Compensation Committee believed that Mr. du Pont’s salary was appropriate based on the compensation of comparable individuals in the peer group.

In July 2010, we amended and restated Mr. Fateh’s employment agreement to modify terms related to his annual base salary, benefits and potential severance amounts. The restated employment agreement provides that Mr. Fateh will be paid an annual base salary of $1.00 and that he will be entitled to an annual allowance, in an amount equal to $450,000, for his discretionary use of an aircraft chartered by us from time to time when needed for such use. Upon reasonable prior notice by Mr. Fateh, we are required to procure through an independent third party aircraft charter company the use of an aircraft for his personal travel. Mr. Fateh is entitled to a chartered aircraft for his discretionary use until the annual aircraft allowance has been expended for the applicable calendar year. To determine how much of the annual aircraft allowance is expended after each use by Mr. Fateh, we deduct from the annual aircraft allowance any amounts paid by us to the charter company related to such use. The restated employment agreement provides that we are not required to pay in excess of market rates when leasing a chartered aircraft for Mr. Fateh. The Board of Directors agreed to this modification in part because the compensation structure as modified enhanced the value to Mr. Fateh of his overall compensation package, while resulting in no additional compensation to him or in additional costs to us. In addition, in connection with the modification, Mr. Fateh agreed to eliminate from his employment agreement the provisions that would entitle him to a gross-up of his severance and other payments to be received in connection with a change in control of us to the extent any portion of his severance and other payments is deemed to be a “parachute payment” subject to parachute payment excise taxes under Section 280G of the Internal Revenue Code.

2010 Short-Term Incentive Cash Compensation. In February 2010, the Compensation Committee adopted the 2010 Short-Term Incentive Plan (the “2010 STIC Plan”) and established the performance objectives that were applicable to the plan’s participants, including each of our named executive officers. The 2010 STIC Plan provided for the payment of cash incentive awards to plan participants in early 2011 if, and to the extent that, certain performance objectives were achieved based on Company and individual participant performance during 2010. The 2010 STIC Plan is an important part of how we reward our employees, and we believe it reflects our commitment to producing solid financial results and meeting our business objectives (as illustrated by the fact that, as discussed below, whether an award is made pursuant to the plan is highly dependent on our financial and operational results).

Payments were determined using three variables: (i) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary; (ii) actual performance compared with the performance objectives described below; and (iii) relative weightings for each of the performance objectives.

We establish target opportunities under the 2010 STIC Plan for each named executive officer as a multiple of his annual base compensation. To hold those employees with the highest levels of responsibility accountable for our performance, we vary incentive target opportunities under the 2010 STIC Plan in proportion with each named executive officer’s role and responsibilities. The Compensation Committee made no changes to the percentage of annual base compensation on which the target opportunities for our named executive officers are based. The 2010 cash incentive target opportunities for our named executive officers are as follows: Mr. du Pont, 100% of base salary; Mr. Fateh, 100% of his aircraft allowance; Mr. Wetzel, 60% of base salary; and Messrs. Foster and Montfort, 50% of base salary. The employment agreement with Mr. Wetzel provides for a minimum target opportunity of 60% of annual base salary. The other target opportunities were selected by the Compensation Committee based on the competitive market analysis of our peer group discussed above, and in consultation with Towers Watson.

For Messrs. du Pont and Fateh, the performance objectives under the 2010 STIC Plan consisted of our 2010 FFO, which was weighted two-thirds, and certain operational targets specific to each of them (discussed below), which was weighted one-third. For Messrs. Wetzel, Montfort and Foster, the performance objectives under the 2010 STIC Plan consisted of our 2010 FFO, certain operational targets specific to each participant (discussed below), and a discretionary element, each of which was weighted one-third.

For the FFO objective, the target was set at $1.35 per share, with a threshold set at $1.25 per share, as compared to the projected FFO guidance range for the full year 2010 of $1.25 to $1.45 per share that we announced in February 2010. In January 2011, the Compensation Committee approved a modification to the 2010 STIC Plan to take into account the $0.09 net impact on our 2010 FFO per share of certain transactions that occurred after the FFO target was established in February 2010. The issuance of 13.8 million shares of our common stock in May 2010, the write-off of unamortized loan costs related to the retirement of a term loan secured by our ACC4 data center facility in October 2010, and the issuance of 7.4 million shares of our Series A Preferred Stock in October 2010 each resulted in reductions to our 2010 FFO per share, and were partially offset by the increase in 2010 FFO per share resulting from the increase in the amount of interest on our indebtedness that was capitalized following the commencement in 2010 of development of our SC1 and ACC6 data center facilities with a portion of the proceeds from the May 2010 common stock offering.

In making the adjustments to the 2010 STIC Plan, the Compensation Committee recognized that the financing transactions, the commencement of development at our SC1 and ACC6 data center facilities and the retirement of the ACC4 term loan were not contemplated by the business plan used to established our FFO guidance for 2010. In addition, the Compensation Committee believed that these transactions had three significant benefits: (1) they provided us with the capital needed to commence development of the first phases of our SC1 and ACC6 data center facilities; (2) they enabled us to repay indebtedness that was scheduled to mature in the near term and strengthened our balance sheet; and (3) in the case of the Series A Preferred Stock offering, it provided us with access to the preferred stock market, which, in turn, provided us with a new source of equity capital. For these reasons, the Compensation Committee believed that, for the FFO performance objective under the 2010 STIC Plan, our actual FFO for 2010 should be adjusted to exclude the impact of the charges discussed above. Consequently, based on this modification, our actual FFO for 2010 of $1.33 per share resulted in a payout related to the FFO performance objective of 170% of target.

The Compensation Committee established the payout for the operational targets portion of the performance objectives between 175% and 185% of target for each of our named executive officers. The operational targets for Messrs. du Pont and Fateh included objectives related to overall company performance, financings, leasing, development and preparation of certain business plans, each of which each of Messrs. du Pont and Fateh met or exceeded, with the exception of the objective related to the execution of leases during 2010, which provided that, during 2010, we would lease the remaining data center space in each of our ACC5 Phase I data center facility, which was achieved, ACC5 Phase II data center facility, which had 25% of the space available, and CH1 Phase I data center facility, which was achieved, and would lease 25% of the available space in NJ1 Phase I data center facility, of which 22% was leased in 2010. The Compensation Committee took into consideration that, at the end of the year, there were active negotiations for the remaining space in our ACC5 Phase II data center facility, all of which was leased by February 2011.

Mr. Wetzel’s operational targets included objectives related to overall management of the finance function of the Company, financings, liquidity, information technology, investor relations activities and internal control compliance, each of which he met or exceeded. Mr. Montfort’s operational targets included objectives related to overall management of the legal function of the Company, leasing, financings, compliance and corporate governance and assistance in the development of incentive compensation plans, each of which he met or exceeded. Mr. Foster’s operational targets included objectives related to overall management of the accounting function of the Company, financial planning and budgeting, compliance, including with respect to Sarbanes-Oxley, and personnel development, each of which he met or exceeded.

FFO is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

2010 Long-Term Equity Compensation. In February 2010, the Compensation Committee adopted the 2010 Long-Term Incentive Compensation Plan (the “2010 LTIC Plan”), and approved equity-based incentive awards under the plan, including for each of our named executive officers. The 2010 LTIC Plan is an important part of how we reward our employees, and we believe that the equity awards made under the plan create a strong long-term financial incentive for producing positive returns for our stockholders and align the interests of the participants, including our named executive officers, with those of our stockholders, as well as enhancing executive retention.

To support our goal of aligning the interests of our named executive officers with those of our stockholders, while also rewarding our named executive officers for the successful execution of our business objectives and facilitating our retention objectives, the 2010 LTIC Plan provides that fifty percent of each participant’s target opportunity be made in the form of restricted stock and the remaining fifty percent be made in the form of non-qualified options to purchase shares of our common stock. By subjecting both the restricted stock awards and stock option grants to time-based vesting schedules, we facilitate our retention objectives and emphasize the importance of enhancing our performance and increasing stockholder return. In addition, each named executive officer will realize remuneration from stock option grants only if he remains employed with us during the vesting period and the price of our common stock appreciates after the date of grant, which supports our goal of tying remuneration to stockholder return. The determination to split the 2010 LTIC Plan’s awards evenly between restricted stock and stock options was based on the Compensation Committee’s desire to promote its incentive and retention goals discussed above while also balancing a desire to not unnecessarily dilute current stockholders and to maintain a greater number of shares of our common stock available for future issuance under our 2007 Equity Compensation Plan.

The stock option grants and restricted stock awards awarded pursuant to the 2010 LTIC Plan, which are not subject to any performance criteria, vest ratably in three equal portions on each of March 1, 2011, 2012 and 2013, so long as the participant remains continuously employed by us from the date of the grant through the applicable vesting date. The restricted stock awarded under the 2010 LTIC Plan is subject to forfeiture until vested.

The 2010 LTIC Plan equity awards for our named executive officers were set in the following dollar-denominated amounts: Mr. du Pont, $1,000,000; Mr. Fateh, $1,750,000; Mr. Wetzel, $750,000; Mr. Montfort, $300,000; and Mr. Foster, $250,000. These dollar-denominated amounts yielded the number of stock options and shares of restricted stock set forth in the table above under “—Overview of 2010 Compensation.” These awards were selected by the Compensation Committee based on the competitive market analysis of our peer group, and in consultation with Towers Watson.

The number of stock options granted was based on the value of each option, which was determined using the Black Scholes valuation model. The exercise price of each option is $19.89, the closing price of our common stock on the grant date. The number of shares of restricted stock awarded was based on the average of the opening and closing price of our common stock on the date of grant, which was $19.67.

Certain 2011 Compensation Determinations

Use of Peer Group Data. In early 2011, the Compensation Committee analyzed compensation data of the five highest paid executive officers at each of the companies in our peer group. The Compensation Committee compared the total direct targeted compensation for 2011—comprised of annual base compensation, target short-term incentive opportunity and the amount of the award under the long-term incentive compensation plan—for each of our named executive officers to the amounts awarded to individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The market position of the total of direct targeted compensation of Mr. Fateh for 2010 was between the median and the 75th percentile for the chief executive officers in our peer group. The market position of the total of direct targeted compensation of Mr. du Pont for 2010 was between the median and the 75th percentile for individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The market position of the total of direct targeted compensation of the other named executive officers for 2010 was between approximately the 40th and 65th percentiles for individuals with similar positions at the companies in our peer group—or similar rankings within the summary compensation tables for such companies. The Compensation Committee does not have a specific targeted percentile ranking for any of our named executive officers, but believed that the market positions described above were appropriate and the total direct compensation represented an appropriate level of compensation for each of our named executive officers.

Overview of 2011 Compensation. A summary of the primary elements of 2011 base and target compensation with respect to each of our named executive officers is set forth in the table below.

		2011 Short-Term Incentive Compensation Plan Target Opportunity	2011 Long-Term Incentive Compensation Plan
	Annual Base Compensation		Dollar Denominated Award	Restricted Stock (#)	Stock Options (#)	Total Targeted Compensation
Lammot J. du Pont	$258,000	$258,000	$1,150,000	—	155,827	$1,666,000

Hossein Fateh	$464,000	$464,000	$2,200,000	—	298,103	$3,128,000

Mark L. Wetzel	$335,000	$201,000	$850,000	17,975	57,589	$1,386,000

Richard A. Montfort, Jr.	$268,000	$134,000	$300,000	6,344	20,326	$702,000

Jeffrey H. Foster	$247,000	$123,500	$250,000	5,287	16,938	$620,500

2011 Annual Base Compensation. For 2011, the Compensation Committee increased by three percent the annual base salary of each of Mr. du Pont, to $258,000, Mr. Wetzel, to $335,000, Mr. Montfort, to $268,000, and Mr. Foster, to $247,000. The Compensation Committee kept Mr. Fateh’s annual base salary at $1.00 for 2011, but increased by three percent the aircraft allowance under his employment agreement, to $464,000. The Compensation Committee believed that these increases were appropriate in recognition of the performance of these individuals during 2010 and based on the compensation of comparable individuals in the peer group.

2011 Short-Term Incentive Cash Compensation. In February 2011, the Compensation Committee adopted the 2011 Short-Term Incentive Plan (the “2011 STIC Plan”) and established the performance objectives that will be applicable to the plan’s participants, including each of our named executive officers. The 2011 STIC Plan provides for the payment of cash incentive awards to plan participants in early 2012 if, and to the extent that, certain performance objectives are achieved based on Company and individual participant performance during 2011.

As with the 2010 STIC Plan, payments, if made, will be determined using three variables: (i) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base compensation; (ii) actual performance compared with the performance objectives described below; and (iii) relative weightings for each of the performance objectives.

The Compensation Committee made no changes to the percentage of annual base compensation on which the target opportunities for our named executive officers are based.

As with the 2010 STIC Plan, the performance objectives under the 2011 STIC Plan were as follows: For Messrs. du Pont and Fateh, our 2011 FFO, which is weighted two-thirds, and certain operational targets specific to each participant, which is weighted one-third; and, for Messrs. Wetzel, Montfort and Foster, our 2011 FFO, certain operational targets specific to each participant, and a discretionary element, each of which is weighted one-third.

2011 Long-Term Equity Compensation. In February 2011, the Committee adopted the 2011 Long-Term Incentive Compensation Plan (the “2011 LTIC Plan”), and approved equity-based incentive awards under the plan, including for each of our named executive officers. As with the 2010 LTIC Plan, for each of Messrs. Wetzel, Montfort and Foster, fifty percent of the value of their respective awards was made in the form of stock options and the remaining fifty percent was made in the form of restricted stock. With respect to the awards for

Messrs. du Pont and Fateh, the Compensation Committee desired to tie remuneration for the awards under the 2011 LTIC Plan for our Executive Chairman of the Board of Directors and President and Chief Executive Officer to the appreciation of the price of our common stock. Consequently, all of the value of their respective awards was made in the form of stock options. The Compensation Committee determined that the entire 2011 LTIC Plan award for each of Messrs. du Pont and Fateh should provide for remuneration under the 2011 LTIC Plan only if he remains employed with us during the vesting period and the price of our common stock appreciates after the date of grant, which supports our goal of tying remuneration to stockholder return.

The stock option grants and restricted stock awards, which are not subject to any performance criteria, will vest ratably in three equal portions on each of March 1, 2012, 2013 and 2014, so long as the participant remains continuously employed by us from the date of the grant through the applicable vesting date. The restricted stock awarded under the 2011 LTIC Plan is subject to forfeiture until vested.

For the 2011 LTIC Plan, the Compensation Committee did not adjust the targeted dollar-denominated amounts for any of the named executive officers from those dollar amounts established under the 2010 LTIC Plan. For Messrs. du Pont, Fateh and Wetzel, however, in recognition of their performance and significant contributions during 2010 discussed above, the Compensation Committee granted awards under the 2011 LTIC Plan based on the following dollar-denominated amounts: Mr. du Pont, $1,150,000, compared to his target of $1,000,000; Mr. Fateh, $2,200,000, compared to his target of $1,750,000; and Mr. Wetzel, $850,000, compared to his target of $750,000. For Messrs. Montfort and Foster, the Compensation Committee set the dollar-denominated amounts for their 2011 LTIC Plan awards at their respective target levels, which for Mr. Montfort was $300,000 and for Mr. Foster was $250,000. These 2011 LTIC Plan awards yielded the number of shares of restricted stock and stock options set forth in the table above.

The number of stock options granted was based on the value of each option, which was determined using the Black Scholes valuation model. The exercise price of each option is $23.79, the closing price of our common stock on the grant date. The number of shares of restricted stock awarded was based on the average of the opening and closing price of our common stock on the date of grant, which was $23.645.

Benefits Upon Termination of Employment and Change in Control

We have entered into agreements with each of our named executive officers that provide that each is entitled to certain compensation if, among other things, such executive is terminated without cause or such executive resigns for good reason, including in connection with a change in control of us. The compensation that a named executive officer may receive includes a cash payment, the vesting and acceleration of equity awards and the continuation of certain health benefits. For additional information regarding the benefits that a named executive officer is entitled to upon termination, including in connection with a change in control of us, see “—Potential Payments Upon Termination or Change in Control” below.

These arrangements are designed to, among other things, increase the willingness of each of our named executive officers to remain with us notwithstanding the employment uncertainties related to a possible change in control of us. Although the Compensation Committee considers the total estimated value a named executive officer would realize upon termination in connection with a change in control or other qualifying termination event, the Compensation Committee does not principally rely upon that information in deciding the elements of annual compensation for our named executive officers. Rather, the retention of these named executive officers and their continued focus and objectivity during a potential change in control is the primary purpose of these severance arrangements, while retention and motivation to achieve performance goals in a normal operating environment are the principal factors considered by the Compensation Committee in establishing elements of annual compensation. In addition, the agreements related to the awards of restricted stock and stock options discussed above provide for the accelerated vesting of these awards upon a change in control of us. The Compensation Committee believes that our employees, whose work has contributed to our value, should share in any consideration paid for our Company in a transaction that results in a change in control of us.

Other Elements of Compensation

Personal Benefits. We periodically provide certain benefits to our named executive officers that we believe are important to attract and retain talented executives. In 2010, these benefits included payments to Mr. Wetzel for temporary housing and relocation-related expenses (which, with respect to the sale of his residence, included only reimbursement for the actual amount of certain brokerage fees and other closing costs), and certain tax gross-up payments made in connection with such expenses. See footnote 8 to the Summary Compensation Table and “Narrative to Summary Compensation and Grants of Plan-Based Awards Tables” below.

Retirement Savings. All employees are eligible to participate in our 401(k) Retirement Savings Plan, or 401(k) Plan. We provide this plan to help employees save a portion of their cash compensation for retirement on a tax-deferred basis. Under the 401(k) Plan, employees are eligible to defer a portion of their salary, and we, in our discretion, may make a matching contribution and/or a profit sharing contribution. Currently, we match 50% of each participant’s contributions up to 8% of his or her eligible compensation. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees, including our named executive officers.

Health and Welfare Benefits. Our compensation program includes a comprehensive array of health and welfare benefits. Our named executive officers participate in the same benefit programs, plans and arrangements that are provided to all of our full-time employees. We pay all of the costs for some of these benefit plans, and participants contribute a portion of the cost for other benefit plans.

Summary Compensation Table

The table below sets forth the actual and annual base salary and other compensation payable to each of our named executive officers during 2010, 2009 and 2008.

Name and Principal Position	Year	Salary(1)		Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compen- sation		Total
Lammot J. du Pont,	2010	$250,000		$500,011	$500,004	$437,500	$8,754	(6)	$1,696,269
Executive Chairman	2009	$250,000		$375,003	$342,608	$356,667	$8,646		$1,332,924
	2008	$250,000		—	—	—	$8,040		$258,040

Hossein Fateh,	2010	$242,308	(2)	$875,000	$875,007	$787,500	$222,435	(7)	$3,002,250
President and Chief Executive Officer	2009	$250,000		$750,001	$685,215	$356,667	$8,646		$2,050,529
	2008	$250,000		—	—	—	$8,040		$258,040

Mark L. Wetzel	2010	$325,000		$375,009	$375,003	$351,000	$220,470	(8)	$1,646,482
Executive Vice President, Chief Financial Officer and Treasurer	2009	$275,000		$275,004	$251,247	$282,700	$47,246		$1,131,197
	2008	$136,442		$493,732	—	$82,500	$47,984		$760,658

Richard A. Montfort, Jr.	2010	$260,000		$150,003	$150,003	$234,000	$10,304	(6)	$804,310
General Counsel and Secretary	2009	$235,000		$115,004	$105,067	$201,316	$8,272		$664,659
	2008	$172,692		$329,272	—	$86,250	$5,362		$593,576

Jeffrey H. Foster,	2010	$240,000		$125,003	$125,001	$208,000	$8,754	(6)	$706,758
Chief Accounting Officer	2009	$231,750		$100,004	$91,363	$198,532	$8,646		$630,295
	2008	$228,577		$100,787	—	$333,700	$7,958		$671,022

(1)	Represents amounts of base salary earned during the period covered.
(2)	Pursuant to Mr. Fateh’s restated employment agreement dated July 29, 2010, his annual base salary was reduced from $450,000 to $1.00, and Mr. Fateh was provided with an annual aircraft allowance of $450,000 toward the use of a company-chartered aircraft for his personal travel. See footnote 7 below and “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables” and “Certain Relationships and Related Transactions” below, for additional information. The annual aircraft allowance did not take effect until July 29, 2010, which resulted in Mr. Fateh receiving a prorated portion of his then-existing annual base salary of $450,000 from January 1, 2010 until July 29, 2010. This salary amount is reflected in the “Salary” column. The prorated portion of Mr. Fateh’s annual aircraft allowance for 2010 was $207,695.
(3)	For 2010, the amounts disclosed in the “Stock Awards” column represent the aggregate grant date fair value of all shares granted to our named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. As disclosed above under “—Compensation Discussion and Analysis—2010 Executive Compensation Overview—Overview of 2010 Compensation,” the 2010 amounts disclosed for each named executive officer represent the shares of restricted stock awarded to him in connection with the 2010 LTIC Plan. No other shares were awarded to any of our named executive officers during 2010. The assumptions used in determining the grant date fair value of the shares are set forth in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(4)	For 2010, the amounts disclosed in the “Option Awards” column represent the aggregate grant date fair value of all options granted to our named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. As disclosed above under “—Compensation Discussion and Analysis—2010 Executive Compensation Overview—Overview of 2010 Compensation,” the 2010 amounts disclosed for each named executive officer represent the options granted to him in connection with the 2010 LTIC Plan. No other options were granted to any of our named executive officers during 2010. The assumptions used in determining the grant date fair value of the options are set forth in Note 13 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(5)	For 2010, the amounts disclosed in the “Non-Equity Incentive Plan Compensation” column represent the cash payouts to our named executive officers pursuant to the 2010 STIC Plan.
(6)	Consists of amounts contributed by us under our 401(k) plan and for life insurance premiums paid by us.
(7)	Consists of $207,695 that we paid to an aircraft charter company in connection with our procurement of an aircraft for Mr. Fateh’s personal travel, pursuant to the terms of his restated employment agreement, and an aggregate of $14,740 of amounts contributed by us under our 401(k) plan, parking and other automobile-related expenses and life insurance premiums paid by us. In calculating the amounts owed by us in connection with Mr. Fateh’s personal travel, the aircraft charter company charged us a market rate per flight hour, and we were required to reimburse the charter company for certain out-of-pocket costs. In deriving this market rate, the aircraft charter company factored, among other costs, charter rates for similar types of aircraft, fuel costs, catering services, crew travel expenses and landing and hangar fees. In addition to the amounts set forth in the “All Other Compensation” column, Mr. Fateh received payments from a charter company related to such company’s leasing of Mr. Fateh’s aircraft to us in connection with his personal travel. See “Certain Relationships and Related Transactions” below. Mr. Fateh also received certain indirect tax benefits in connection with the annual aircraft allowance provided to him pursuant to his restated employment agreement.
(8)	Consists of $119,882 of temporary housing and relocation-related allowances, $87,526 of tax gross-up payments made in connection with such allowances, and an aggregate of $13,062 of amounts contributed by us under our 401(k) plan, parking and other automobile-related expenses and life insurance premiums paid by us.

Grants of Plan-Based Awards

The table below summarizes awards under our short-term incentive plan and awards of restricted stock and stock options to our named executive officers in 2010.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Lammot J. du Pont	February 25, 2010	—	250,000	500,000
	February 25, 2010				25,420	55,556	19.89	1,000,015

Hossein Fateh	February 25, 2010	—	450,000	900,000
	February 25, 2010				44,484	97,223	19.89	1,750,007

Mark L. Wetzel	February 25, 2010	—	195,000	390,000
	February 25, 2010				19,065	41,667	19.89	750,012
Richard A. Montfort, Jr.	February 25, 2010	—	130,000	260,000
	February 25, 2010				7,626	16,667	19.89	300,006

Jeffrey H. Foster	February 25, 2010	—	120,000	240,000
	February 25, 2010				6,355	13,889	19.89	250,004

(1)	As disclosed above under “—Compensation Discussion and Analysis—2010 Executive Compensation Overview—Elements of 2010 Compensation—2010 Short-Term Incentive Cash Compensation,” each named executive officer was eligible to receive cash incentive payments pursuant to our 2010 STIC Plan. The amounts set forth in these columns represent the “target” and “maximum” amounts of cash that the named executive officer was eligible to receive pursuant to the 2010 STIC Plan. The actual amounts awarded to each named executive officer, as determined by the Compensation Committee in 2011, are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)	As disclosed above under “—Compensation Discussion and Analysis—2010 Executive Compensation Overview—Overview of 2010 Compensation,” each of our named executive officers received awards in February 2010 pursuant to our 2010 LTIC Plan. The awards, which were denominated in cash for each named executive officer, yielded the number of shares of restricted stock and stock options set forth in these columns.

Narrative to Summary Compensation and Grants of Plan-Based Awards Tables

Employment and Severance Agreements

As discussed above, we have entered into employment or severance agreements, as applicable, with each of our named executive officers. Each agreement has a term of three years and, upon expiration, will be extended for an additional one-year term, unless one party provides notice that it does want to extend the term.

The material terms of these agreements are as follows:

•

Minimum base compensation—$250,000 of annual base salary in the case of Mr. du Pont, $1.00 of annual base salary and $450,000 of aircraft allowance in the case of Mr. Fateh, and $275,000 of annual base salary in the case of Mr. Wetzel; the agreements with Messrs. Montfort and Foster do not provide for a minimum base salary;

•

Annual short-term compensation eligibility based on criteria determined by the Compensation Committee—target opportunity set at 60% of annual base salary in the case of Mr. Wetzel (see “—Compensation Discussion and Analysis” above for additional information); the agreements with Messrs. du Pont, Fateh, Montfort and Foster do not provide for a minimum target short-term compensation opportunity;

•	Eligibility to participate in our long-term incentive plan (see “—Compensation Discussion and Analysis” above for additional information);

•	Severance payments under various employment termination scenarios (see “—Potential Payments Upon Termination or Change in Control” below for additional information);

•

Eligibility to participate in our benefit plans that may be available to other senior executives generally, on the same terms as may be applicable to such other senior executives (see “—Compensation Discussion and Analysis” above for additional information);

•	Covenants not to compete with us (see “—Potential Payments Upon Termination or Change in Control” below for additional information); and

•	Indemnification from certain claims during the performance of their duties.

On July 29, 2010, we amended and restated Mr. Fateh’s employment agreement to modify terms related to his annual base salary, benefits and potential severance amounts. See “Executive Compensation–Compensation Discussion and Analysis–2010 Executive Compensation Overview–Elements of 2010 Compensation–Annual Base Compensation” The amount set forth in the “Salary” column of the Summary Compensation Table above represents a prorated portion of Mr. Fateh’s then-existing annual base salary that was paid in the form of cash prior to the effective date of the restated employment agreement on July 29, 2010. Of the amount set forth in the “All Other Compensation” column of the Summary Compensation Table above, $207,695 represents the amount paid by us to an aircraft charter company during 2010 in connection with our procurement of an aircraft for Mr. Fateh’s personal travel. In determining the amounts billed to us in connection with Mr. Fateh’s personal travel, the aircraft charter companies charged us market rates per flight hour used, taking into account, among other costs, charter rates for similar types of aircraft, fuel costs, catering services, crew travel expenses and landing and hangar fees. If Mr. Fateh does not use the full annual aircraft allowance in any applicable year, the unused balance of the allowance will be completely forfeited and will not be carried forward to any future calendar year. During 2010, Mr. Fateh used the full amount of his pro rated annual aircraft allowance. Mr. Fateh’s restated employment agreement permits him to require that the aircraft supplied pursuant to the agreement be an aircraft owned or controlled, directly or indirectly, by him. See “Certain Relationships and Related Transactions” below.

Components of Compensation

For Messrs. du Pont and Fateh, all cash compensation was paid in the form of base salary during 2008, as management determined that it would recommend to the Compensation Committee that no incentive cash compensation be awarded to those individuals during those periods. For 2008, cash compensation for Messrs. Wetzel, Montfort and Foster included both base salary and short-term incentive compensation. For 2009, each of our named executive officers participated in our 2009 short-term incentive compensation plan and, for 2010, each of our named executive officers participated in the 2010 STIC Plan (each of which is a cash-based plan). See “—Compensation Discussion and Analysis” above.

During 2008, Messrs. Wetzel, Foster and Montfort each received an award of shares of time-based vesting restricted stock. In the case of Messrs. Wetzel and Montfort, these awards were made in connection with the commencement of their employment with us. For 2009, each of our named executive officers participated in our 2009 long-term incentive compensation plan and, for 2010, each of our named executive officers participated in the 2010 LTIC Plan, and received equity-based awards under each of these plans. See “—Compensation Discussion and Analysis” above.

All other compensation provided to our named executive officers generally was based on the personal, retirement, health and welfare and, in the case of Mr. Wetzel, certain temporary housing and relocation-related benefits described in “—Compensation Discussion and Analysis” above. With respect to the sale of Mr. Wetzel’s residence, he was not entitled to any payments from us, other than reimbursement for the actual amount of certain brokerage fees and other closing costs. As discussed above, Mr. Fateh receives an aircraft allowance under his restated employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table lists the shares of restricted stock and stock options awarded to our named executive officers that are unvested and outstanding, and the market value of these shares, as of December 31, 2010. No discount has been taken to reflect risk of forfeiture or restrictions on transferability.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Lammot J. du Pont	77,161	154,321	(2)	5.06	February 26, 2019	74,l53	(4)	1,577,234
	—	55,556	(3)	19.89	February 25, 2020

Hossein Fateh	154,321	308,642	(2)	5.06	February 26, 2019	141,950	(5)	3,019,277
	—	97,223	(3)	19.89	February 25, 2020

Mark L Wetzel	—	113,169	(2)	5.06	February 26, 2019	63,895	(6)	1,359,047
	—	41,667	(3)	19.89	February 25, 2020

Richard A. Montfort, Jr.	—	47,325	(2)	5.06	February 26, 2019	28,446	(7)	605,046
	—	16,667	(3)	19.89	February 25, 2020

Jeffrey H. Foster.	—	41,152	(2)	5.06	February 26, 2019	21,438	(8)	455,986
	—	13,889	(3)	19.89	February 25, 2020

(1)	The closing price of our common stock on December 31, 2010 was $21.27.
(2)	Unexercisable options vest ratably over two years on each of March 1, 2011 and 2012.
(3)	Unexercisable options vest ratably over three years on each of March 1, 2011, 2012 and 2013.

(4)	48,733 of the shares vest ratably over two years on each of March 1, 2011 and 2012, and 25,420 of the shares vest ratably over three years on each of March 1, 2011, 2012 and 2013.
(5)	97,466 of the shares vest ratably over two years on each of March 1, 2011 and 2012, and 44,484 of the shares vest ratably over three years on each of March 1, 2011, 2012 and 2013.
(6)	9,092 of the shares vest on July 8, 2011, 35,738 of the shares vest ratably over two years on each of March 1, 2011 and 2012, and 19,065 of the shares vest ratably over three years on each of March 1, 2011, 2012 and 2013.
(7)	5,875 of the shares vest on of January 2, 2011, 14,945 of the shares vest ratably over two years on each of March 1, 2011 and 2012, and 7,626 of the shares vest ratably over three years on each of March 1, 2011, 2012 and 2013.
(8)	2,087 of the shares vest on August 7, 2011, 12,996 of the shares vest ratably over two years on each of March 1, 2011 and 2012, and 6,355 of the shares vest ratably over three years on each of March 1, 2011, 2012 and 2013.

Option Exercises and Stock Vested During 2010

The following table discloses the number of stock options that were exercised during 2010 and the value realized on exercise, and the number of shares of restricted stock that vested during 2010 and the value realized on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Lammot J. du Pont	—	—	24,367	485,147
Hossein Fateh	—	—	48,733	970,274
Mark L Wetzel	56,585	1,192,546	26,962	576,141
Richard A. Montfort, Jr.	23,663	479,152	13,349	254,496
Jeffrey H. Foster.	20,577	414,590	8,585	181,487

(1)	Value realized on exercise or vesting, as applicable, is calculated based on the closing price of our common stock on the applicable exercise or vesting date.

Potential Payments Upon Termination or Change in Control

The following tables represent the payments due to our named executive officers in the event that employment termination or change in control payments would have been triggered under their respective employment or severance agreements, as applicable, as of December 31, 2010. As described in “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables” above, we have entered into employment or severance agreements, as applicable, with each of our named executive officers.

For purposes of the discussion below, the following are summaries of the definitions for “change in control,” “cause,” “good reason” and “disability.” These definitions are substantially the same for each agreement. The following descriptions are summaries only, and each applicable agreement between us and a named executive officer, and each applicable plan document related to equity-based awards, sets forth the relevant definition in full.

“Cause” generally means that the named executive officer (i) is convicted of a felony or an act of fraud, (ii) engages in a willful and continued failure to substantially perform his duties, or (iii) in the case of Messrs. Wetzel, Montfort and Foster, violates our Code of Business Conduct and Ethics.

“Change in control” generally means any of the following: (i) the acquisition by a person or group of 50% or more of the voting power of our securities; (ii) a change in the composition of a majority of our directors;

(iii) the consummation of a merger, reorganization, business combination or similar transaction, other than in the case where, following such transaction, (A) our stockholders immediately prior to the transaction continue to own more than 50% of the voting power of the combined entity, and (B) no person or group beneficially owns more than 50% of the voting power of the combined entity; or (iv) our liquidation or dissolution.

“Good reason” generally means, without the named executive officer’s written consent, the occurrence of any of the following: (i) the material adverse alteration of a named executive officer’s duties or responsibilities, organizational status, or title; (ii) certain relocations from where the named executive officer currently works; (iii) certain material reductions in salary; (iv) a material breach of his employment agreement by us; (v) our failure to obtain an agreement from any successor to perform his employment agreement; and (vi) in the case of the employment agreements between us and Messrs. du Pont and Fateh, a change in control of us.

“Disability” generally means the named executive officer is unable to perform the essential functions of his position for six months in the aggregate during any twelve month period or based on the written certification by two licensed physicians of the likely continuation of such condition for such period.

Payments Due Upon Termination Without Cause or Resignation for Good Reason

Messrs. du Pont and Fateh. Under the terms of the respective employment agreement between us and each of Messrs. du Pont and Fateh, if we terminate the executive’s employment without cause or the executive resigns for good reason, upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the one-year period following the termination of employment, such executive will be entitled to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•

a lump sum cash payment equal to the sum of (A) the executive’s then current base compensation and (B) the average of the two highest annual cash bonuses, if any, paid or approved for payment to the executive during the preceding three completed performance years, or, if the executive has not been employed for at least three completed performance years, the highest annual cash bonus paid or approved for payment to the executive during the term of his employment;

•

a lump sum cash payment of a short-term incentive award for the year of termination, in an amount equal to the executive’s target opportunity, prorated for the period of time during the year that the executive was employed by us;

•	full vesting of any unvested equity incentive awards or termination of any forfeiture restrictions applicable to any restricted stock awards, as applicable;

•

full vesting of any unvested performance-based equity awards, as if the performance objectives on which such awards are conditioned had been met at the greater of the target level at the date of termination and actual performance at the date of termination; and

•	at our expense, the right to continued participation by the executive and his spouse and dependent children in our group health plans for up to 18 months following the termination.

Mr. Wetzel. Under the terms of the employment agreement between us and Mr. Wetzel, if we terminate his employment without cause or he resigns for good reason, upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the two-year period following the termination of employment, he will be entitled to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•

a lump sum cash payment equal to two times the sum of (A) his then current base compensation and (B) the average of the three most recent payments under our short-term incentive compensation plan, if any, paid or approved for payment to him (or if fewer than three short-term incentive compensation plan payments have been paid or approved for payment to him, the highest payment paid or approved for payment to him during the term of his employment);

•

a lump sum cash payment of a short-term incentive award for the year of termination, in an amount equal to his target opportunity, prorated for the period of time during the year that he was employed by us;

•	full vesting of any unvested equity incentive awards or termination of any forfeiture restrictions applicable to any restricted stock awards, as applicable;

•

full vesting of any unvested performance-based equity awards, as if the performance objectives on which such awards are conditioned had been met at the target level at the date of termination, prorated for the time completed during the performance period; and

•	at our expense, the right to continued participation by Mr. Wetzel and his spouse and dependent children in our group health plans for up to one year following the termination.

Messrs. Montfort and Foster. Under the terms of the respective severance agreement between us and each of Messrs. Montfort and Foster, if we terminate the executive’s employment without cause or the executive resigns for good reason, upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the one-year period following the termination of employment, such executive will be entitled to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•	a lump sum cash payment equal to the sum of (A) his then current base compensation, plus (B) 100% of his target award opportunity under our short-term incentive compensation plan;

•	all unvested equity awards that would have vested during the 12 month period following termination will fully vest and become exercisable or free from restrictions; and

•	at our expense, up to one year of health insurance coverage following the termination.

Set forth in the table below is the amount of compensation to which each of our named executive officers would be entitled if he was terminated by us without cause or he resigned for good reason, on December 31, 2010:

Name	Lump Sum	Stock and Option Awards(1)	Short-Term Incentive Plan	Benefits	Total
Lammot J. du Pont	$647,084	$4,155,444	$250,000	$19,500	$5,072,028
Hossein Fateh	$1,022,085	$8,156,532	$450,000	$19,500	$9,648,117
Mark L. Wetzel	$1,127,467	$3,251,016	$195,000	$13,000	$4,586,483
Richard A. Montfort, Jr.	$390,000	$729,224	—	$13,000	$1,132,224
Jeffrey H. Foster	$360,000	$567,600	—	$13,000	$940,600

(1)	The amounts set forth in this column include only the value of unvested or unexercisable, as applicable, equity awards that would vest in connection with a termination of employment in the circumstances described above. The equity holdings for each of these named executive officers are set forth above under “Security Ownership of Certain Beneficial Owners.”

Payments Due Upon Change in Control

Messrs. du Pont, Fateh and Wetzel. The terms of the respective employment agreement between us and each of Messrs. du Pont, Fateh and Wetzel provide no compensation in addition to that described above under “—Payments Due Upon Termination Without Cause or Resignation for Good Reason” if, following a change in control of us, we terminate the executive’s employment without cause or he resigns for good reason, except that each of Messrs. du Pont and Wetzel is entitled to a gross-up of his respective severance payment received in connection with a termination of employment following a change in control of us to the extent any portion of his respective severance payment is deemed to be a “parachute payment” subject to parachute payment excise taxes under Section 280G of the Internal Revenue Code, provided, however, that, if the parachute payment does not exceed a specified threshold dollar amount, the parachute payment will be reduced to avoid any parachute payment excise taxes. Assuming a change in control of us on December 31, 2010, neither of Messrs. du Pont nor Wetzel would be entitled to any such gross up payment. Mr. Fateh is not entitled to any such gross-up payments under the terms of his restated employment agreement. Under the employment agreements of Messrs. du Pont and Fateh, a change in control of us is deemed to give them “good reason” to resign. In addition, the terms of the respective agreements that govern the restricted stock awards to Messrs. du Pont, Fateh and Wetzel provide that the awards will vest in full upon a change in control of us.

Messrs. Montfort and Foster. Under the terms of the respective severance agreement between us and each of Messrs. Montfort and Foster, if, within three months before or 12 months following a change in control of us, either Mr. Foster of Mr. Montfort, as applicable, is terminated by us without cause or resigns for good reason, upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the one-year period following the termination of employment, he will be entitled to receive:

•	a cash payment equal to two times his then current base compensation;

•

a cash payment equal to two times the average of his three most recent annual incentive payments (or amounts approved for payment) under our short-term incentive compensation plan, if any, or, if fewer than three short-term incentive compensation plan payments have been paid (or approved for payment), the highest payment, if any, paid (or approved for payment) to him during the agreement’s term;

•

a pro rata short-term incentive compensation plan cash payment for the year of termination in the amount approved by our Board of Directors, or, if no amount has been approved, an amount equal to his target opportunity for the year of termination, based on the number of days that he was employed that year; and

•	at our expense, up to one year of health insurance coverage following the termination.

In addition, the terms of the respective agreements that govern the restricted stock awards to Messrs. Montfort and Foster provide that the awards will vest in full upon a change in control of us.

Set forth in the table below is the amount of compensation to which each of our named executive officers would be entitled if, following a change in control of us, he was terminated by us without cause or he resigned for good reason, on December 31, 2010:

Name	Lump Sum	Stock and Option Awards(1)	Short-Term Incentive Plan	Benefits	Total
Lammot J. du Pont	$647,084	$4,155,444	$250,000	$19,500	$5,072,028
Hossein Fateh	$1,022,085	$8,156,532	$450,000	$19,500	$9,648,117
Mark L. Wetzel	$1,127,467	$3,251,016	$195,000	$13,000	$4,586,483
Richard A. Montfort, Jr.	$867,711	$1,395,184	$130,000	$13,000	$2,405,895
Jeffrey H. Foster	$793,488	$1,142,227	$120,000	$13,000	$2,068,715

(1)	The amounts set forth in this column include only the value of unvested or unexercisable, as applicable, equity awards that would vest in connection with a termination of employment in the circumstances described above. The equity holdings for each of these named executive officers are set forth above under “Security Ownership of Certain Beneficial Owners.”

Payments Due Upon Termination of Employment Following Death or Disability

Messrs. du Pont and Fateh. Under the terms of the respective employment agreement between us and each of Messrs. du Pont and Fateh, upon termination of the executive’s employment as a result of death or disability, and upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the one-year period following the termination of employment, such executive will be eligible to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•	an amount equal to his target opportunity under a then-existing incentive compensation plan, prorated for the period of time during the year prior to his death or when he was not disabled;

•

vesting of any unvested equity incentive awards or termination of any forfeiture restrictions applicable to any unvested restricted stock awards, as applicable, that otherwise would have vested during the 12-month period following the death or disability; and

•	at our expense, the right to continued participation by him and his spouse and dependent children in our group health plans for up to 18 months following the termination.

Mr. Wetzel. Under the terms of the employment agreement between us and Mr. Wetzel, upon termination of his employment as a result of death or disability, and upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the two-year period following the termination of employment, he will be eligible to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•	an amount equal to his target opportunity under a then-existing incentive compensation plan, prorated for the period of time during the year prior to his death or when he was not disabled; and

•	at our expense, the right to continued participation by him and his spouse and dependent children in our group health plans for up to one year following the termination.

In addition, the terms of an agreement that governs a restricted stock award to Mr. Wetzel, of which 9,092 shares were unvested as of December 31, 2010, provide that the award will vest in full in the event that such individual’s employment terminates as a result of death or disability.

Messrs. Montfort and Foster. Under the terms of the respective severance agreement between us and each of Messrs. Montfort and Foster, upon termination of the executive’s employment as a result of disability, and upon execution of a release of claims acceptable to us and compliance with certain non-competition provisions applicable to the one-year period following the termination of employment, such executive will be eligible to receive, in addition to any compensation earned but not paid through the date of termination, the following benefits:

•	his target bonus for the year of termination, prorated for the number of days he was employed during that year; and

•	at our expense, up to one year of health insurance coverage following the termination.

In addition, the terms of an agreement that governs a restricted stock award to Mr. Montfort, of which 5,875 shares are unvested as of December 31, 2010, and the terms of an agreement that governs a restricted stock award to Mr. Foster, of which 2,087 shares are unvested as of December 31, 2010, provide that each such award will vest in full in the event that such executive’s employment terminates as a result of death or disability.

Set forth in the table below is the amount of compensation to which each of our named executive officers would be entitled if he was terminated by us as a result of his disability, or, in the case of Messrs. du Pont, Fateh and Wetzel, his death, on December 31, 2010:

Name	Lump Sum	Stock and Option Awards(1)	Short-Term Incentive Plan	Benefits	Total
Lammot J. du Pont	—	$1,974,864	$250,000	$19,500	$2,244,364
Hossein Fateh	—	$3,898,208	$450,000	$19,500	$4,367,708
Mark L. Wetzel	—	$193,387	$195,000	$13,000	$401,387
Richard A. Montfort, Jr.	—	$124,961	$130,000	$13,000	$267,961
Jeffrey H. Foster	—	$44,390	$120,000	$13,000	$177,390

(1)	The amounts set forth in this column include only the value of unvested or unexercisable, as applicable, equity awards that would vest in connection with a termination of employment in the circumstances described above. The equity holdings for each of these named executive officers are set forth above under “Security Ownership of Certain Beneficial Owners.”

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2010 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,403,277	$8.13	1,668,030
Equity compensation plans not approved by security holders	—	—	—

Total	1,403,277	$8.13	1,668,030

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders an opportunity to indicate whether they support our compensation program for our named executive officers as described in this Proxy Statement by voting for or against the following resolution. This vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation program. Although the vote on this resolution is advisory in nature and, therefore, will not bind us to take any particular action, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The following are the principal objectives we seek to achieve when setting compensation for our named executive officers:

•	encourage high performance, promote accountability and motivate our executives to achieve our business objectives

•	align the interests of our executives with those of our stockholders; and

•	retain our executives and attract qualified and experienced executives who can contribute positively to our operating and financial performance and help maximize stockholder value.

To achieve these goals, we have designed our executive compensation program to link a significant portion of executive compensation to the achievement of our business objectives and the creation of stockholder value. Because we expect that the successful execution of our business objectives will result in increases in the value of our common stock over time, we believe that a significant portion of the compensation paid to our named executive officers should be closely aligned with our performance on both a short-term and long-term basis. As such, our executive compensation program consists of incentive-based elements where the remuneration realized by each executive varies based on Company and individual performance. For short-term incentive compensation, we use annual cash awards that are targeted to reward the attainment of specific short-term objectives, and a portion of these awards are based on our annual funds from operations, or FFO. For long-term incentive compensation, we use equity-based awards that vest over time because we view our company-wide performance—which we believe over time will be reflected in our stock price—as the relevant long-term metric, thus ensuring that a significant portion of each executive’s compensation is tied to the long-term performance of our common stock. In this regard, our named executive officers are subject to the downside risk of a decrease in the value of their compensation in the event that the price of our common stock declines. We also design our executive compensation program to provide total compensation to each of our named executive officers that is comparable to the total compensation paid by comparable REITs and other technology companies in our peer group.

We believe that this emphasis on incentive compensation and long-term equity awards satisfies our goals and has been effective in contributing to the successful execution of our business objectives and the creation of long-term value for our stockholders. For instance:

•	Our total stockholder return was 20.5% for 2010 and was 14.9% for the three-year period ended December 31, 2010;

•	Our revenue for 2010 grew to $242.5 million, an increase of $42.3 million, or 21.1%, over the prior year;

•	Our net income for 2010 grew to $43.7 million, an increase of $40.8 million over the prior year’s net income of $2.9 million;

•	Our net income attributable to common shares for 2010 grew to $27.3 million, an increase of $25.5 million over the prior year’s net income attributable to common shares of $1.8 million; and

•	Our funds from operations for 2010 grew to $105.5 million, an increase of $46.5 million, or 78.8%, over the prior year.

Prior to voting on this proposal, stockholders are encouraged to read the sections entitled “Executive Compensation” and “Compensation Discussion and Analysis,” each beginning on page 31 of this Proxy Statement, which describe in more detail our executive compensation program and the compensation decisions made by our Compensation Committee in 2010. For the reasons discussed above, we believe our compensation program for our named executive officers is instrumental in helping us achieve our operational and financial goals. Accordingly, we believe that our compensation program should be endorsed by our stockholders, and we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the stockholders hereby approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative executive compensation disclosure contained in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission.”

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast at the Annual Meeting at which a quorum is present is required to endorse (on a non-binding advisory basis) the compensation of our named executive officers. Stockholders may abstain from voting on this advisory proposal. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

We are presenting this proposal to provide stockholders the opportunity to cast a non-binding advisory vote on how frequently a “say-on-pay” proposal (similar to Proposal 3) should be included in our proxy statement. As a stockholder, you may vote for one of the following choices, as indicated on the proxy card:

•	to hold the advisory vote on executive compensation every year;

•	to hold the advisory vote on executive compensation every two years;

•	to hold the advisory vote on executive compensation every three years;

•	or to abstain from voting.

We believe that “say-on-pay” votes should be conducted every year so that stockholders may express their views on our executive compensation program annually. We believe that an annual advisory vote is consistent with our philosophy on executive compensation and will allow stockholders to provide their most direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. We also believe that an annual advisory vote will foster good corporate governance and accountability to stockholders. Although the vote on this resolution is advisory in nature and, therefore, will not bind us to take any particular action, our Compensation Committee, which administers our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of these votes in making its decisions on executive compensation.

Prior to voting on this proposal, stockholders are encouraged to read the sections entitled “Executive Compensation” and “Compensation Discussion and Analysis,” each beginning on page 31 of this Proxy Statement, which describe in more detail our executive compensation program and the compensation decisions made by our Compensation Committee in 2010.

Vote Required and Recommendation

The affirmative vote of a majority of all votes cast at the Annual Meeting at which a quorum is present is required for approval (on a non-binding advisory basis) of the frequency of holding the say on pay vote in the future. Because stockholders have several voting choices, it is possible that no single choice will receive a majority of the votes cast. Although the Board of Directors is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation. For purposes of this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE “1 YEAR” ALTERNATIVE SET OUT IN THE PROXY CARD.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of Michael A. Coke (Chair and Audit Committee Financial Expert), Thomas D. Eckert and John T. Roberts, Jr. and operates under a written charter adopted by our Board of Directors.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal controls over financial reporting. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards 61, as modified or supplemented, including the overall scope and plan for their audit, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Committee also appointed Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year.

AUDIT COMMITTEE

Michael A. Coke, Chair

Thomas D. Eckert, and

John T. Roberts, Jr.

The Audit Committee Report does not constitute “soliciting material” and shall not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, except to the extent we specifically incorporate this information by reference.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table summarizes the fees billed by Ernst & Young LLP for professional services rendered to us for 2010 and 2009:

	2010		2009
Audit Fees	$926,500	(1)	$720,000	(1)
Audit-Related Fees	$182,900	(2)	$154,000	(2)
Tax Fees	—		—
All Other Fees	—		—

Total	$1,109,400		$874,000

(1)	Audit fees for each applicable year consisted of professional services rendered for the audit of our consolidated financial statements, the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, services associated with the review of registration statements and related issuances of consents and other services related to SEC matters. Fees incurred for the audit of the consolidated financial statements and the report on effectiveness of internal controls of DuPont Fabros Technology, Inc. were $485,000 and $470,000 for 2010 and 2009, respectively.
(2)	Audit-related fees for 2010 included SAS 70 audits on three of our data center facilities for our tenants’ use and a construction costs audit on one of our data center facilities and, for 2009, included SAS 70 audits on two of our data center facilities for our tenants’ use and a construction costs audit on one of our data center facilities.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Requests to provide services requiring pre-approval by the Audit Committee are submitted to the Audit Committee with a description of the services to be provided and an estimate of the fees to be charged in connection with such services. The Audit Committee approved all services to be performed by our independent registered public accounting firm during 2010.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors, which is composed entirely of independent directors, has appointed Ernst & Young LLP as our company’s independent registered public accounting firm for the year ending December 31, 2011. Although stockholder approval is not required, we desire to obtain from our stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing Ernst & Young LLP as the independent registered public accounting firm of our company for 2011. If our stockholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors. For additional information regarding our independent registered public accounting firm, see “Relationship with Independent Registered Public Accounting Firm” above.

A representative of Ernst & Young LLP will be present at our Annual Meeting, where the representative will be afforded an opportunity to make a statement and to respond to appropriate questions.

The vote of a majority of all votes cast at the Annual Meeting at which a quorum is present is necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 5.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy and Procedure for Related Person Transactions

The Audit Committee of the Board of Directors, pursuant to its written charter, is charged with the responsibility of reviewing and approving any transaction required to be disclosed as a “related party” transaction under applicable law, rules, or regulations, including the rules and regulations of the SEC. Although the Audit Committee has not adopted any specific policies or procedures for conducting such reviews, the Audit Committee considers each transaction in light of the specific facts and circumstances presented and approves or ratifies such transaction (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. Other than as described below, no such transactions have occurred since January 1, 2010.

Lease Arrangements

We lease our headquarters from an entity controlled by Messrs. du Pont and Fateh, our Executive Chairman and President and Chief Executive Officer, respectively. Under the terms of the headquarters lease, we are required to pay base rent, with annual increases of 3%, plus our pro rata share of increases in real estate taxes. For 2010, we paid $0.4 million under the headquarters lease. The interests in these payments of Messrs. du Pont and Fateh are limited to their respective ownership interests of this entity. In February 2011, we extended the term of the lease to September 2016 and, in connection therewith, the lease now provides that, during the last two years of the lease term, there will be no increase in the base rent and it grants us a right of first offer with respect to any space that becomes available in the building in which our headquarters is located. We believe that the terms of this lease are fair and reasonable and reflect the terms that we would expect to obtain in an arm’s length transaction for comparable space elsewhere in Washington, D.C.

Aircraft Arrangements

From time to time, we charter an aircraft that is owned by an entity owned and controlled by Mr. Fateh. Until March 2010, the entity owning the aircraft was owned and controlled by both Messrs. du Pont and Fateh. As of March 2010, Mr. Fateh solely owns and controls this entity. We charter this aircraft through an independent third-party aircraft charter company, Executive Jet Management (“EJM”), at rates that we believe are fair and reasonable and reflect terms that we would expect to obtain in an arm’s length transaction for use of a comparable aircraft. During 2010, we chartered this aircraft for our business-related use and travel and paid EJM a total of approximately $80,000, of which EJM paid the entity that owns the aircraft approximately $61,000. The interests of Messrs. du Pont and Fateh in these payments made by us prior to March 2010 were limited to their respective ownership interests in this entity of 50% each.

Pursuant to Mr. Fateh’s employment agreement, we provide him with an annual $450,000 allowance for his discretionary use of an aircraft to be chartered by us upon Mr. Fateh’s request from time to time. See “Narrative to Summary Compensation and Grants of Plan-Based Awards Tables” above for a description of this arrangement. Pursuant to the terms of the employment agreement, upon reasonable prior notice by Mr. Fateh, we will procure, through an independent third-party aircraft charter company, the use of an aircraft for Mr. Fateh’s personal travel. Mr. Fateh is permitted to require that the chartered aircraft be one that is owned or controlled, directly or indirectly, by him. The chairman of the Compensation Committee of our Board of Directors has the sole discretion to select the charter company. In connection with Mr. Fateh’s personal travel during 2010, we paid EJM a total of $207,695 to procure the use of the aircraft owned by Mr. Fateh, of which EJM paid the entity that owns the aircraft approximately $169,000.

Agreement to Acquire Undeveloped Land

We have agreed to purchase an undeveloped parcel of land from an entity controlled by Messrs. du Pont and Fateh for a total of $9.6 million. Messrs. du Pont and Fateh own respectively 24% and 18% interest in this entity and, therefore, in the purchase price to be paid for the land. The location of the parcel, which consists of approximately 23 acres, is adjacent to our ACC data center campus in Ashburn, Virginia. The completion of this acquisition is subject to closing conditions that are standard for such transactions. We believe that the terms of this purchase is fair and reasonable and reflect the terms that we would expect to obtain in an arm’s length transaction for comparable property located in Ashburn, Virginia. The purchase price was based on appraisals prepared by independent appraisal firms.

Frederic V. Malek, one of our independent directors, is a non-managing member of the entity controlled by Messrs. du Pont and Fateh from which we have agreed to purchase the land. Mr. Malek’s sole interest in this entity is the ownership of a 4% non-managing membership interest; he is neither an employee nor an executive officer of this entity. In light of Mr. Malek’s interest in this entity, our Board of Directors considered all relevant facts and circumstances of Mr. Malek’s relationship with this entity and these transactions and determined that Mr. Malek’s interest therein does not require the Board to change its affirmative determination that Mr. Malek is independent under our Corporate Governance Guidelines, director independence guidelines and NYSE listing standards.

Pledge of Securities by Executive Officers to Secure Personal Loans

In March 2011, Messrs. du Pont and Fateh each entered into a $7.5 million personal line of credit with a lender, under which they each pledged to the lender 1,250,000 OP units owned by them. In connection with these agreements, we and the Operating Partnership entered into a separate agreement with the lender under which we and the Operating Partnership acknowledged certain matters related to the respective pledges made by Messrs. du Pont and Fateh, and have provided certain other acknowledgements and agreements in favor of the lender regarding, among other things, distributions on the pledged units and rights and remedies of the lender upon events of default under these lines of credit.

Registration Rights

All holders of OP units, including Messrs. du Pont and Fateh, have registration rights with respect to shares of our common stock that may be issued to them in connection with redemption of the OP units held by them. In December 2008, the SEC declared effective a registration statement on Form S-3 that we filed under which holders of OP units may sell shares of our common stock that are issued to them in connection with redemption of any of their OP units.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If other proper matters, however, should come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment in respect of any such matters.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011

This Proxy Statement and our annual report to stockholders are available on our website at www.edocumentview.com/dft.

HOUSEHOLDING OF PROXY MATERIALS

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by contacting your broker or bank. In any event, if you did not receive an individual copy of this Proxy Statement or our annual report, we will send a copy to you if you address your written request to or call DuPont Fabros Technology, Inc., Attention: Investor Relations, 1212 New York Avenue, NW, Suite 900, Washington, DC 20004 (telephone number: 202-728-0044). If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting Investor Relations in the same manner.

ANNUAL REPORT

The Company’s 2010 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

By order of the Board of Directors,

Lammot J. du Pont

Executive Chairman of the Board

April 4, 2011

Washington, DC

Appendix A

DUPONT FABROS TECHNOLOGY, INC.

2011 EQUITY INCENTIVE PLAN

- i -

- ii -

- iii -

DUPONT FABROS TECHNOLOGY, INC.

2011 EQUITY INCENTIVE PLAN

Dupont Fabros Technology, Inc., a Maryland corporation (the “Company”), sets forth herein the terms of its 2011 Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

This Plan is intended to (a) provide incentive to eligible persons to motivate their efforts towards the success of the Company and to operate and manage its business in a manner that will provide for the long term growth and profitability of the Company; and (b) provide a means of rewarding, retaining and attracting key personnel that are important to the success of the Company and its affiliates. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units (including deferred stock units), dividend equivalent rights, long-term incentive units and cash bonus awards. Any of these awards may, but need not, be made subject to performance vesting conditions. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Acquiring Person” means that a Person, considered alone or as part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

2.2 “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate of the Company unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.3 “Annual Incentive Award” means an Award, denominated in cash, made subject to attainment of performance goals (as described in Section 14) over a Performance Period of up to one year (the Company’s fiscal year, unless otherwise specified by the Board).

2.4 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.5 “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, Performance Award, Annual Incentive Award, LTIP Unit, or Other Equity-Based Award under the Plan.

2.6 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.7 “Benefit Arrangement” shall have the meaning set forth in Section 16.

2.8 “Board” means the Board of Directors of the Company.

2.9 “Cause” means, with respect to any Grantee, as determined by the Board and unless otherwise provided in an applicable agreement between such Grantee and the Company or Affiliate, (a) repeated violations by such Grantee of such Grantee’s obligations to the Company or Affiliate (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on such Grantee’s part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company or Affiliate and which are not remedied within a reasonable period of time after such Grantee’s receipt of written notice from the Company specifying such violations, (b) the conviction of such Grantee of a felony involving an act of dishonesty intended to result in substantial personal enrichment of such Grantee at the expense of the Company or Affiliate or (c) prior to a Change in Control, such other events as shall be determined by the Board, in its sole discretion. Any determination by the Board whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.10 “Change in Control” means: (1) a Person is or becomes an Acquiring Person; (2) the consummation of a transaction that results in the transfer to a Person of all or substantially all of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements; (3) the consummation of a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction in which the holders of the Company’s voting securities immediately prior to the transaction own securities representing at least 50% (fifty percent) of the voting securities of such surviving entity or its parent, immediately after the closing of such transaction; (4) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (5) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of all or substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement).

2.11 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2 (or, if no Committee has been designated, the Board itself).

2.13 “Company” means Dupont Fabros Technology, Inc., a Maryland corporation.

2.14 “Covered Employee” means a Grantee who is a covered employee within the meaning of Code Section 162(m)(3).

2.15 “Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Stock is required to be established for purposes of the Plan.

2.16 “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.18 “Effective Date” means [                    ], 2011, the date the Plan was approved by the common stockholders of the Company.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Determination Date as follows:

(a) If on such Determination Date the shares of Stock are listed on a Stock Exchange, the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange (provided that, if there is more than one such Stock Exchange, the Committee shall designate the appropriate Stock Exchange for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next trading day on which any sale of Stock shall have been reported on such Stock Exchange.

(b) If on such Determination Date the shares of Stock are not listed on a Stock Exchange, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.20 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.21 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

2.22 “Going Private Transaction” means any transaction described in subsections (1), (2) or (3) of Section 2.10, following the consummation of which, neither the Company nor any acquiring or surviving entity has a class of common securities listed on a Stock Exchange.

2.23 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board.

2.24 “Grantee” means a person who receives or holds an Award under the Plan.

2.25 “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26 “Long-Term Incentive Unit” or “LTIP Unit” means an Award under Section 15 of an interest in the operating partnership affiliated with the Company.

2.27 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.29 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.30 “Other Agreement” shall have the meaning set forth in Section 16.

2.31 “Other Equity-Based Award” means a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Units, Dividend Equivalent Right, LTIP Unit, Performance Award, or Annual Incentive Award.

2.32 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.33 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a Performance Period of up to ten (10) years.

2.34 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m) does not constitute performance-based compensation for other purposes, including for purposes of Code Section 409A.

2.35 “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.36 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37 “Person” means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any employee-benefit plan maintained by the Company, or any person or entity organized, appointed, or established by the Company for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

2.38 “Plan” means this Dupont Fabros Technology, Inc. 2011 Equity Incentive Plan, as amended from time to time.

2.39 “Prior Plan” means the Dupont Fabros Technology, Inc. 2007 Equity Compensation Plan, as amended.

2.40 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock, Stock Units or Unrestricted Stock.

2.41 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10.

2.42 “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9.

2.43 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.44 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive. Notwithstanding any other provision to the contrary, for any individual providing services solely as a director, only service to the Company or any of its Subsidiaries constitutes Service. If the Service Provider’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when the entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or its remaining Affiliates.

2.45 “Service Provider” means an employee, officer, director, or a consultant or adviser (who is a natural person) providing services to the Company or any of its Affiliates.

2.46 “Stock” means the common stock, par value $0.001 per share, of the Company.

2.47 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

2.48 “Stock Exchange” means the New York Stock Exchange, NYSE Amex or another established national or regional stock exchange or the NASDAQ or another established quotation service.

2.49 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10.

2.50 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.51 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

2.52 “Unrestricted Stock” shall have the meaning set forth in Section 11.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement, including, without limitation, the ability to amend the Plan, subject to the provisions of Section 3.5. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the applicable rules of any Stock Exchange on which the Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Code Section 162(m), Rule 16b-3 and the rules of the applicable rules of any Stock Exchange on which the Stock is listed.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by a Committee if the power and authority to do so has been delegated (and such delegated authority has not been revoked) to such Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board, provided, that such member of the Board to whom the Committee delegates authority under the Plan must be an Outside Director who satisfies the requirements of Subsection (i)(a)-(c) of this Section 3.2.

3.3.	Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)     designate Grantees;

(ii)    determine the type or types of Awards to be made to a Grantee;

(iii)   determine the number of shares of Stock to be subject to an Award;

(iv)   establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)    prescribe the form of each Award Agreement evidencing an Award; and

(vi)   amend, modify, or supplement the terms of any outstanding Award subject to the restrictions of Section 3.5. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

3.4.	Forfeiture; Recoupment.

The Company may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Service Providers or clients, customers, tenants or the like of the Company or any Affiliate, (d) confidentiality obligation with respect to the Company or any Affiliate, or (e) other agreement, as and to the extent specified in such Award Agreement. The Company may annul an outstanding Award if the Grantee thereof is a Service Provider and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or an Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan is subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is or in the future becomes subject to any Company “clawback” or recoupment policy that requires the repayment by the Grantee to the Company of compensation paid by the Company to the Grantee in the event that the Grantee fails to comply with, or violates, the terms or requirements of such policy. Such policy may authorize the Company to recover from a Grantee incentive-based compensation (including Options awarded as compensation) awarded to or received by such Grantee during a period of up to three (3) years, as determined by the Committee, preceding the date on which the Company is required to prepare an accounting restatement due to material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and any Award Agreement so provides, any Grantee of an Award under such Award Agreement who knowingly engaged in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5.	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.6.	Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.7.	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares of Stock Available for Awards.

Subject to adjustment as provided in Section 18, the number of shares of Stock available for issuance under the Plan shall be 6,300,000 shares, plus the number of shares of Stock that are subject to awards outstanding under the Prior Plan as of the Effective Date and thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares. Subject to adjustment as provided in Section 18, the number of shares of Stock available for issuance as Incentive Stock Options shall be 6,300,000. Shares of Stock issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.

4.2.	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3.	Share Usage.

Shares of Stock covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Awards shall be counted against the limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to an Award of Options or SARs. With respect to SARs, the number of shares of Stock subject to an award of SARs will be counted against the aggregate number of shares of Stock available for issuance under the Plan regardless of the number of shares of Stock actually issued to settle the SAR upon exercise. Any shares of Stock that are subject to Awards other than Options or SARs shall be counted against the limit set forth in Section 4.1 as 2.36 shares of Stock for every one (1) share of Stock granted. If any shares of Stock covered by an Award granted under the Plan or under the Prior Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any shares of Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares of Stock available under the Plan or with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the amounts as specified in Section 4.3. The number of shares of Stock available for issuance under the Plan shall not be increased by (i) any shares of Stock tendered or withheld or Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as described in Section 12.2, (ii) any shares of Stock deducted or delivered from an Award payment in connection with the Company’s tax withholding obligations as described in Section 19.3 or (iii) any shares of Stock purchased by the Company with proceeds from option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.

The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan.

5.2.	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by Applicable Laws or required by the applicable rules of any Stock Exchange on which the Stock is listed. No amendment will be made to the no-repricing provisions of Section 3.5 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider, as the Board shall determine and designate from time to time and (ii) any other natural person whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.	Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company (i) has a class of equity security registered under Section 12 of the Exchange Act, (ii) is subject to Section 162(m) of the Code, and (iii) the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(i) the maximum number of shares of Stock subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6 is 1,250,000 in a calendar year;

(ii) the maximum number of shares of Stock that can be granted under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 is 1,250,000 in a calendar year; and

(iii) the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award shall be $7,500,000 and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period by any person eligible for an Award shall be $7,500,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.	Vesting.

Subject to Sections 8.3 and 18, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement or other written agreement between the Company and a Grantee. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded up to the next nearest whole number.

8.3.	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Grant Date.

8.4.	Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18 which results in termination of the Option.

8.6.	Method of Exercise.

Subject to the terms of Section 12 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and (unless broker assisted cashless exercise feature is used, as permitted by Section 12.3 and Section 19.3) shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock covered thereby are fully paid and issued to such Grantee or other person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 10.3.

8.9.	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.	Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by

Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to the Option shall be subject to the same restrictions on transfer of shares as would have applied to the Grantee. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.	Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.	Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the SAR Exercise Price as determined by the Board. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date; provided further that a Grantee may exercise only the SAR or the Option with which it is granted in tandem, but not both.

9.2.	Other Terms.

The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.	Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless Applicable Laws do not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfer or shares as would have applied to the Grantee. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for consideration or no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate of the Company).

10.2.	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units, as described in Section 14. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.	Book-Entry.

Notwithstanding any provision of the Plan to the contrary, the issuance of the shares of Stock under the Plan shall be evidenced by book-entry registration. Such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement.

10.4.	Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Stock and the right to receive any dividends declared or paid with respect to such shares of Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the restrictions applicable to the original Grant. Holders of Restricted Stock may not make an election under Code Section 83(b) with regard to the grant of Restricted Stock, and any holder who attempts to make such an election shall forfeit the Restricted Stock.

10.5.	Rights of Holders of Stock Units.

10.5.1.	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each Stock Unit held equal to the per-stock dividend paid on the shares of Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid. Notwithstanding the foregoing, if a grantor trust is established in connection with the Awards of Stock Units and shares of Stock are held in the grantor trust for purposes of satisfying the Company’s obligation to deliver shares of Stock in connection with such Stock Units, the Award Agreement for such Stock Units may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the actual price paid for each share of Stock by the trustee of the grantor trust upon such trustee’s reinvestment of the cash dividend received.

10.5.2.	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.	Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in another written agreement with the Grantee, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Stock Units.

10.7.	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee shall be required, to the extent required by Applicable Laws, to purchase the Restricted Stock or shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units. The Purchase Price shall be payable in a form described in Section 12 or, in the case of a Purchase Price that equals the aggregate par value, in consideration for past or future Services rendered to the Company or an Affiliate of the Company, as provided in Section 10.1.

10.8.	Delivery of Shares of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry evidencing ownership of such shares of Stock shall be made. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the book-entry for the shares of Stock represented by the Stock Unit has been made.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER EQUITY-BASED AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.

The Board may, in its sole discretion, grant Awards to participants in the form of Other Equity-Based Awards, as deemed by the Board to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11 may be granted with vesting, value and/or payment contingent upon the attainment of one or more performance goals. The Board shall determine the terms and conditions of such Awards at the Grant Date or thereafter. Unless the Board otherwise provides in an Award Agreement or in another written agreement with the Grantee, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Other Equity-Based Awards, the Grantee shall have no further rights with respect to such Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.	Surrender of Shares of Stock.

Unless an Award Agreement provides otherwise, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender, as applicable.

12.3.	Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and unless an Award Agreement provides otherwise, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part (i) by delivery (on a form acceptable to the Board) by Grantee of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 19.3, or, (ii) with the consent of the Company, by the Grantee electing to have the Company issue to Grantee only that number of shares of Stock equal in value to the difference between the Option Price and the Fair Market Value of the shares of Stock subject to the portion of the Option being exercised.

12.4.	Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service to the Company or an Affiliate of the Company.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares of Stock had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from the terms and conditions of such other Award. A cash amount credited pursuant to a Dividend Equivalent Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved.

13.2.	Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in another written agreement with the Grantee, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.	Grant of Performance Awards and Annual Incentive Awards.

Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Performance Awards and/or Annual Incentive Awards to a Plan participant in such amounts and upon such terms as the Board shall determine.

14.2.	Value of Performance Awards and Annual Incentive Awards.

Each Performance Award and Annual Incentive Award shall have an initial value that is established by the Board at the time of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Awards that will be paid out to the Plan participant.

14.3.	Earning of Performance Awards and Annual Incentive Awards.

Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards or Annual Incentive Awards shall be entitled to receive payout on the value and number of the Performance Awards or Annual Incentive Awards earned by the Plan participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.	Form and Timing of Payment of Performance Awards and Annual Incentive Awards.

Payment of earned Performance Awards and Annual Incentive Awards shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Board, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period; provided that, unless specifically provided in the Award Agreement pertaining to the grant of the Award, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which the Performance Period ends. Any shares of Stock may be granted subject to any restrictions deemed appropriate by the Board. The determination of the Board with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.	Performance Goals Generally.

The performance goals for Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two (2) or more of the performance goals must be achieved as a condition to the grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2.	Timing For Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which twenty-five percent (25%) of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “qualified performance-based compensation” under Code Section 162(m).

14.6.3.	Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, shares of Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

14.6.4.	Performance Measures.

The performance goals upon which the payment or vesting of a Performance or Annual Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) net earnings or net income;

(b) operating earnings;

(c) pretax earnings;

(d) earnings per share of stock;

(e) stock price, including growth measures and total stockholder return;

(f) earnings before interest and taxes;

(g) earnings before interest, taxes, depreciation and/or amortization;

(h) return measures, including return on assets, capital, investment, equity, sales or revenue;

(i) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(j) expense targets;

(k) market share;

(l) financial ratios as provided in credit agreements of the Company and its subsidiaries;

(m) working capital targets;

(n) completion of acquisitions of assets;

(o) completion of asset sales;

(p) revenues under management;

(q) funds from operations or adjusted funds from operations;

(r) distributions to stockholders; and

(s) any combination of any of the foregoing business criteria.

Business criteria may be (but are not required to be) measured on a basis consistent with U.S. Generally Accepted Accounting Principles.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (e) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.	Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.	Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.	Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Sections 162(m) or 409A. In addition, in the event that the Board determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Board may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 granted to persons who are designated by the Board as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations promulgated thereunder shall, if so designated by the Board, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	TERMS AND CONDITIONS OF LONG-TERM INCENTIVE UNITS

LTIP Units are intended to be profits interests in the operating partnership affiliated with the Company (such operating partnership, the “Operating Partnership”), the rights and features of which, if applicable, will be set forth in the agreement of limited partnership for the Operating Partnership (the “Operating Partnership Agreement”). Subject to the terms and provisions of the Plan and the Operating Partnership Agreement, the Board, at any time and from time to time, may grant LTIP Units to Plan participants in such amounts and upon such terms as the Board shall determine. LTIP Units must be granted for service to the Operating Partnership. Subject to Section 18, each LTIP Unit granted under the Plan shall vest at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.

16.	PARACHUTE LIMITATIONS

If the Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right to exercise, vesting, payment or benefit to the Grantee under the Plan shall be reduced or eliminated:

(i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”) and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW

17.1.	General.

No participant in the Plan will be permitted to acquire, or will have any right to acquire, shares of Stock thereunder if such acquisition would be prohibited by any share ownership limits contained in charter or bylaws or would impair the Company’s status as a Real Estate Investment Trust. The Company shall not be required to offer, sell or issue any shares of Stock under any Award if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock hereunder, no shares of Stock may be offered, issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Board has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2.	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1.	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company in a manner deemed equitable by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

18.2.	Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares of Stock remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 18.2, Performance Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance Awards would have been entitled to receive immediately following such transaction.

18.3.	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, upon the occurrence of a Change in Control in which outstanding Options, SARs, Stock Units, Dividend Equivalent Rights, LTIP Units, Restricted Stock, or other Equity-Based Awards are not being assumed or continued:

(i) in each case with the exception of any Performance Award, all outstanding Restricted Stock and LTIP Units shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and

(ii) in the case of Options and SARs, either of the following two actions shall be taken:

(A) fifteen (15) days prior to the scheduled consummation of a Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, or

(B) the Board may elect, in its sole discretion, to cancel all outstanding Awards of Options and SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith) equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Stock”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Stock.

(iii) for Performance Awards denominated in Stock, Stock Units or LTIP Units, if less than half of the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved (or Unrestricted Stock if no further restrictions apply). If more than half the Performance Period has lapsed, the Awards shall be converted into Restricted Stock or Stock Units based on actual performance to date (or Unrestricted Stock if no further restrictions apply). If actual performance is not determinable, then Performance Awards shall be converted into Restricted Stock or Stock Units assuming target performance has been achieved, based on the discretion of the Committee (or Unrestricted Stock if no further restrictions apply).

(iv) Other-Equity Based Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen (15)-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send notice of an event that will result in such a termination to all individuals and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4.	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, the Plan, Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of the Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards theretofore granted, or for the substitution for such Options, SARs, Stock Units, Restricted Stock and Other Equity-Based Awards for new common stock options and stock appreciation rights and new common stock units and restricted stock and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5.	Adjustments.

Adjustments under this Section 18 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Change in Control upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 18.1, 18.2, 18.3, 18.4 and 18.7.

18.6.	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.7.	Going Private Transaction.

Notwithstanding anything in this Section 18 to the contrary, except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, in the event of a Going Private Transaction, all unvested Awards shall become immediately vested as of immediately prior to the consummation of the Going Private Transaction.

19.	GENERAL PROVISIONS

19.1.	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party director or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2.	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.3.	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or an Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or an Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or an Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or an Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or an Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares of Stock pursuant to such Award, as applicable, cannot exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or an Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares of Stock. Notwithstanding Section 2.20, Section 12.2 or this Section 19.3, (i) for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company or an Affiliate, or its designee or agent, with advance written notice of such sale, and (ii) for purposes of determining the value of shares of Stock withheld or delivered to satisfy withholding obligations on the vesting of Restricted Stock, the Company may elect to have the value of such shares equal the average of the opening and closing price of a Share of Stock on the vesting date.

19.4.	Captions.

The use of captions in the Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5.	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

19.6.	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7.	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8.	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.9.	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

To record adoption of the Plan by the Board as of [                    ], 2011, and approval of the Plan by the stockholders on [                    ], 2011, the Company has caused its authorized officer to execute the Plan.

DUPONT FABROS TECHNOLOGY, INC.

By:
Title:

DuPont Fabros Technology, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 25, 2011.

Vote by Internet

Log on to the Internet and go to

www.envisionreports.com/DFT

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA,

US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, AND 5 AND “1 YEAR” FOR PROPOSAL 4.

1. Election of Directors: For Withhold For Withhold

01 - Michael A. Coke 02 - Lammot J. du Pont 01 - Michael A. Coke 02 - Lammot J. du Pont 03 - Thomas D. Eckert 04 - Hossein Fateh 05 - Frederic V. Malek 06 - John T. Roberts, Jr. 07 - John H. Toole

2. Approval of the 2011 Equity Incentive Plan. For Against Abstain For Against Abstain 3. Advisory vote on executive compensation (say-on-pay vote). 1 Yr 2 Yrs 3 Yrs Abstain For Against Abstain For Against Abstain 4. Advisory vote on the frequency of say-on-pay votes. 5. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011. 6. To transact such other business as may properly come before the

Annual Meeting or any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Proxy — DuPont Fabros Technology, Inc.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given herein. If no instructions are given, this proxy will be voted “FOR” all of the nominees listed under Proposal 1, and “FOR” Proposals 2, 3, and 5, and “1 Year” for Proposal 4, and with respect to any other matters that properly come before the meeting, the proxies named in this proxy will vote in his discretion.

The undersigned hereby appoints Lammot J. du Pont, Hossein Fateh and Mark L. Wetzel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of DuPont Fabros Technology, Inc. held of record by the undersigned on March 28, 2011, at the Annual Meeting of Stockholders to be held at the Homewood Suites by Hilton Dulles North Embassy Suites Dulles North, 44610 Waxpool Road, Ashburn, VA 20147, on May 25, 2011, or any adjournments or postponements thereof.

Please sign, date and return promptly in the enclosed envelope.

CONTINUED ON REVERSE SIDE

C Non-Voting Items

Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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